Filed Pursuant to Rule 424(b)(2)
File No. 333-189269

Prospectus Supplement

(to Prospectus dated June 21, 2013)

$37,500,000

HUTCHINSON TECHNOLOGY INCORPORATED

8.50% Convertible Senior Notes due 2019

The Offering:

The 8.50% convertible senior notes (the “Notes”) will bear interest at the rate of 8.50% per year, payable semi-annually on April 30 and October 31 of each year, beginning April 30, 2015. The Notes will mature on October 31, 2019. The Notes will be our senior unsecured obligations and will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness.

Convertibility of the Notes:

Holders may convert their Notes based on a conversion rate of 266.6667 shares of our common stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $3.75 per share), subject to adjustment, at any time prior to the close of business on the business day immediately preceding the maturity date. A Note for which a holder has delivered a fundamental change repurchase notice, as described herein, requiring us to repurchase the Note may be surrendered for conversion only if such notice is withdrawn in accordance with the Indenture (as defined herein). Upon conversion, the holder of such Note will receive a number of shares of our common stock equal to the product of (i) the number obtained by dividing the aggregate principal amount of the Note converted by $1,000 and (ii) the conversion rate in effect on the applicable conversion date; provided, however, that in lieu of any fractional share of our common stock, we will deliver an amount of cash equal the product of (i) such fraction of a share and (ii) the closing price of our common stock on the applicable conversion date (or, if the applicable conversion date is not a trading day, the trading day immediately preceding such conversion date). If a holder elects to convert its Notes in connection with a fundamental change that occurs prior to the final maturity date, we will pay, to the extent described in this prospectus supplement, a make-whole premium by increasing the conversion rate applicable to such Notes.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “HTCH.” On October 17, 2014, the last reported sale price of our common stock was $3.57 per share.

Repurchase of the Notes by Us at the Option of the Holder:

If we experience a fundamental change, holders may require us to repurchase for cash all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the fundamental change repurchase date. In addition, certain beneficial owners of the Notes have the right to require us to repurchase up to $7,500,000 aggregate principal amount of the Notes plus accrued and unpaid interest, if any (the “Partial Put Right”), at any time during the period commencing on October 23, 2014 and ending on the date that is 120 days following October 23, 2014 (the “Partial Put Period”).

We have retained Houlihan Lokey Capital, Inc. as the placement agent for this offering (“Houlihan Lokey” or the “placement agent”). The placement agent is not purchasing or selling any Notes offered hereby and it has agreed to use its reasonable efforts to arrange for the sale of the Notes. We have agreed to pay the placement agent fees totaling 2.00% of the aggregate gross proceeds from the sale of the Notes and additional fees as described in this prospectus supplement.

The Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company on or about October 23, 2014.

	Per Note	Total
Public offering price(1)	$1,000	$37,500,000
Placement agent fees(2)	$20	$750,000
Proceeds to us, before offering expenses	$980	$36,750,000(3),(4)

(1)	Plus accrued interest, if any, from October 23, 2014.
(2)	See “Plan of Distribution” for disclosure regarding the placement agent fees and certain expenses payable to the placement agent.
(3)	As disclosed herein, certain beneficial owners of the Notes may exercise the Partial Put Right during the Partial Put Period. Pursuant to an agreement for the benefit of certain beneficial holders, $7,500,000 will be deposited into an escrow account and such funds will only be accessible upon the expiration of the Partial Put Period if the Partial Put Right is not exercised or, in the alternative, a portion of the funds may become accessible to us if the Partial Put Right is exercised only in part.
(4)	An aggregate of $35,000,000 of the net proceeds to us, after funding the escrow related to the Partial Put Right, plus cash on hand will be placed into an escrow account and such funds will be used for the repayment, repurchase or redemption of Existing 8.50% Notes (as defined herein). See “Use of Proceeds” herein.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Houlihan Lokey

The date of this prospectus supplement is October 20, 2014

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (Registration No. 333-189269) that we filed with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings with a maximum aggregate offering price of up to $150,000,000. The prospectus provides you with a general description of us and the securities we may offer, some of which may not apply to this offering.

In this prospectus supplement, we provide you with specific information about this offering of our convertible senior notes. Both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein in this prospectus supplement and the accompanying prospectus, include important information about us, our convertible senior notes and other information you should know before investing. Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which is incorporated by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein and therein before investing in our convertible senior notes.

You should rely only on the information incorporated by reference or presented in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent has authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in any document incorporated herein or therein by reference is accurate as of any date other than the dates on the front of those documents, regardless of the time of delivery of this prospectus supplement or any sale of our securities. We are not making an offer of these securities in any state where the offer is not permitted.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents.

References in this prospectus supplement to “HTI,” “our company,” “we,” “our” and “us” refer to Hutchinson Technology Incorporated, a Minnesota corporation, and its subsidiaries, unless the context indicates otherwise.

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference contain, or will contain, certain forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements regarding the following: demand for and shipments of our products, our market position, program ramps, product mix and adoption, pricing, production capabilities and volumes, our operations in Thailand and the United States, capital spending, operating expenses, average selling prices, product costs, operating performance, technology, development, data density trends and storage capacity requirements, customer yields, inventory levels, company-wide financial performance, our business model, cost reductions and economic and market conditions, and our operating performance and financial results. Words such as “believe,” “anticipate,” “expect,” “intend,” “estimate,” “approximate,” “plan,” “goal” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Although we believe these statements are reasonable, forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those projected by such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended September 29, 2013 and those discussed under the heading “Risk Factors—Additional Risk Factor Relating to Our Business” in this prospectus supplement. This list of factors is not exhaustive, however, and these or other factors, many of which are outside of our control, could have a material adverse effect on us and our results of operations. Therefore, you should consider these risk factors with caution and form your own critical and independent conclusions about the likely effect of these risk factors on our future performance. Except as otherwise required by law, we undertake no obligation to update any forward-looking statement for any reason. You should carefully review the disclosures and the risk factors described in this and other documents we file from time to time with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth herein.

PROSPECTUS SUMMARY

This summary contains basic information about us but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information, including the matters set forth under the caption “Risk Factors,” in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference.

Our Company

We are a global technology manufacturer committed to creating value by developing solutions to critical customer problems. Our culture of quality, continuous improvement, superior innovation and a relentless focus on the fundamentals enables us to compete in the markets we serve.

We are a supplier of suspension assemblies for hard disk drives. Suspension assemblies are precise electro-mechanical components that hold a disk drive’s read/write head at microscopic distances above the drive’s disks. We believe that our product solutions help customers improve yields, increase reliability and enhance disk drive performance, thereby increasing the value they derive from our products.

Recent Developments

Manufacture of Optical Image Stabilization Actuator

We were recently selected to provide an optical image stabilization (“OIS”) actuator for a smartphone camera and have begun manufacturing this new product. The OIS actuator is based on shape memory alloy (“SMA”) technology that improves picture and video quality, particularly in low-light conditions, and offers performance and size advantages over current OIS solutions. We are bringing this product to market with our partner, Cambridge Mechatronics Ltd., a high technology design and engineering company based in Cambridge, England. The initial SMA OIS product will be used in a smartphone for the Chinese market that is expected to be released in the fall of 2014. We are also working with other interested smartphone and camera module makers who are evaluating our OIS actuator for potential inclusion in their future products.

Amendment to Revolving Credit and Security Agreement

On September 22, 2014, we entered into an amendment to our existing Revolving Credit and Security Agreement dated as of September 16, 2011, as previously amended, with PNC Bank, National Association (“PNC Bank”), as agent and lender.

At our request, the amendment reduces the maximum principal amount of the revolving credit facility provided by the credit agreement from $35 million to $20 million, extends the maturity date of the revolving credit facility from October 1, 2014 to December 1, 2016, reduces the cash balance we are required to maintain in an account at PNC Bank from $15 million to $2.5 million, and modifies the fixed charge coverage covenant under the credit agreement by eliminating the requirement for the four fiscal quarters ending September 28, 2014 and changing the measurement periods thereafter by excluding from such measurement periods all fiscal quarters ended on or prior to September 28, 2014.

The amendment also requires us to maintain cash on our balance sheet during the period from December 1, 2014 through January 16, 2015 (which is the day after the 2015 put date for our 8.50% Convertible Senior Notes due 2026 (the “Existing 8.50% Notes”)) and during the period from December 1, 2015 through January 16, 2016 (which is the day after the 2016 put date for our Existing 8.50% Notes) in an amount not less than the aggregate principal amount of our Existing 8.50% Notes then outstanding, and establishes a reserve against our borrowing base during each such period in the same amount. The amendment permits us to redeem, repurchase or repay our Existing 8.50% Notes in whole or in part at any time as long as, after giving effect to such redemption, repurchase or repayment, no default or event of default exists under the credit agreement and we have liquidity of not less than $20 million, and permits us to incur additional unsecured debt at any time prior to January 15, 2016 in an amount not to exceed the aggregate principal amount of our Existing 8.50% Notes then outstanding as long as certain conditions are satisfied, including a requirement that, by the next put date for our Existing 8.50% Notes, we reduce the aggregate principal balance of our Existing 8.50% Notes by an amount equal to the principal amount of such additional unsecured debt then outstanding.

Private Exchange

On the date hereof, we entered into a letter agreement with a holder of our 8.50% Senior Secured Second Lien Notes due 2017 (the “8.50% Secured Notes”) to exchange $15,000,000 aggregate principal amount of our 8.50% Secured Notes for 2,500,000 shares of our common stock and warrants to purchase an additional 2,500,000 shares of our common stock on a cashless basis at an exercise price of $0.01 per share (the “Private Exchange”), subject to the satisfaction of customary closing conditions. The Private Exchange will be completed pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act.

Partial Put Right

Certain beneficial owners of the Notes offered pursuant to this prospectus supplement and the accompanying prospectus may exercise the Partial Put Right, in whole or in part, during the Partial Put Period. Pursuant to the Securities Purchase Agreement, dated October 20, 2014, between us and Cantor Fitzgerald & Co., the initial purchaser of the Notes, an aggregate of $7,500,000 in proceeds will be placed in an escrow account for the benefit of certain beneficial holders. If the Partial Put Right is exercised in full during the Partial Put Period, $7,500,000 will be released from escrow and will fund the repurchase of such Notes. If the Partial Put Right is not exercised or is exercised only in part during the Partial Put Period, $7,500,000 or such lesser amount will be released from escrow to us. Upon exercise of the Partial Put Right, in whole or in part, we will also pay accrued and unpaid interest, if any, to and including the applicable payment date.

Selected Recent Preliminary Results

On October 20, 2014, we announced certain preliminary financial results for the quarter ended September 28, 2014. For additional information, see “Selected Recent Preliminary Results” herein.

Corporate Information

We incorporated in Minnesota in 1965. Our principal executive offices are located at 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350 and our telephone number is 320-587-3797.

Our website is http://www.htch.com. We make available, free of charge, through our website materials we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports. These materials are posted on our website as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of our website are not part of this prospectus supplement and should not be relied upon with respect to this offering.

The Offering

Notes offered hereby:	$37,500,000 million aggregate principal amount of 8.50% Convertible Senior Notes due 2019

Maturity date:	October 31, 2019

Interest and payment dates:	8.50% per year, payable semi-annually in arrears in cash on April 30 and October 31 of each year, beginning April 30, 2015

Conversion rights:

Holders may convert their Notes at any time prior to the close of business on the business day immediately preceding the maturity date based on the applicable conversion rate.

The initial conversion rate is 266.6667 shares of common stock per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of approximately $3.75 per share of common stock.

Upon conversion, the holder of such Note will receive a number of shares of our common stock equal to the product of (i) the number obtained by dividing the aggregate principal amount of the Note converted by $1,000 and (ii) the conversion rate in effect on the applicable conversion date; provided, however, that in lieu of any fractional share of our common stock, we will deliver an amount of cash equal the product of (i) such fraction of a share and (ii) the closing price of our common stock on the applicable conversion date (or, if the applicable conversion date is not a trading day, the trading day immediately preceding such conversion date).

If a holder elects to convert its Notes in connection with a fundamental change that occurs prior to the final maturity date, we will pay, to the extent described in this prospectus supplement, a make-whole premium by increasing the conversion rate applicable to such Notes.

Repurchase at holders’ option upon fundamental change:	If a fundamental change occurs, holders will have the right to require us to repurchase for cash all or any portion of their Notes. The fundamental change repurchase price will be 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See “Description of the Notes—Repurchase at Holders’ Option Upon Fundamental Change.”

Partial Put Right:	See “Prospectus Summary—Recent Developments—Partial Put Right” above and “Partial Put Right” herein.

Make-whole premium upon fundamental change:

If a fundamental change as described below under “Description of the Notes—Repurchase at Holders’ Option Upon Fundamental Change” occurs prior to the final maturity date, we will pay, to the extent described in this prospectus supplement, a make-whole premium on Notes converted in connection with a fundamental change by increasing the conversion rate applicable to the Notes.

The amount of the increase in the applicable conversion rate, if any, will be based on the price paid, or deemed to be paid, per share of our common stock and the effective date of the fundamental change. A description of how the increase in the applicable conversion rate will be determined and a table showing the increase that would apply at various common stock prices and fundamental change effective dates are set forth under “Description of the Notes—Make-Whole Premium Upon Make-Whole Fundamental Change.”

Ranking:

The Notes will be our senior unsecured obligations and will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness.

As of June 29, 2014, we had approximately $135.8 million of outstanding indebtedness that would have constituted senior debt.

The terms of the Indenture under which the Notes will be issued do not limit our ability or the ability of our subsidiaries to incur additional debt, including senior debt; however, the terms of our credit agreement with PNC Bank, our 8.50% Secured Notes and our 10.875% Notes (as defined herein) limit our ability to raise additional debt.

Use of proceeds:	An aggregate of $35,000,000 of the net proceeds to us, after funding the escrow related to the Partial Put Right, plus cash on hand will be placed into an escrow account and used to fund the repayment, repurchase or redemption of our Existing 8.50% Notes. See “Use of Proceeds” herein. A separate escrow account containing $7,500,000 will be established in relation to the Partial Put Right. Such funds will only be accessible upon the expiration of the Partial Put Period if the Partial Put Right is not exercised or, in the alternative, a portion of the funds may become accessible to us if the Partial Put Right is exercised only in part.

Form and denomination:	The Notes will be issued in minimum denominations of $1,000 and any integral multiple of $1,000.

Trading:	The Notes will not be listed on any securities exchange or included on any automated quotation system. The Notes will be new securities for which there is currently no public market.

Trustee:	U.S. Bank National Association

Tax considerations:	See “Supplemental U.S. Federal Income Tax Considerations” in this prospectus supplement and “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Nasdaq Global Select Market symbol for our common stock:	HTCH

Risk factors:	See the section entitled “Risk Factors” herein for a discussion of factors you should consider carefully before deciding to invest in the Notes.

RISK FACTORS

Any investment in our securities involves a high degree of risk. The risks related to our company and our business are explained in more detail in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended September 29, 2013. Potential investors are urged to read and consider the full risk factors in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports and the “Risks Related to the Notes and Our Common Stock” set forth below. You should carefully consider all such material risks before you decide to invest in our company.

Risks Relating to Our Company and Business

For the full description of each of the following risk factors, please see our Annual Report on Form 10-K for the year ended September 29, 2013.

•	We may not be able to generate enough cash or secure enough capital to service our existing debt obligations or execute our current and future business plans.

•	We will need a significant amount of funds over the next several years to achieve our long-term growth objectives and to meet our debt obligations.

•	The terms of our credit agreement with PNC Bank and the indentures governing the 8.50% Senior Secured Second Lien Notes due 2017 and the 10.875% Senior Secured Second Lien Notes due 2017 may prevent us from capitalizing on business opportunities.

•	Future disruptions in the global credit and financial markets could limit our access to credit, which could negatively impact our business.

•	A slowdown in demand for computer systems and consumer electronics and enterprise storage products may cause a decline in demand for suspension assemblies.

•	Our sales are concentrated in a small customer base.

•	We may not be able to manufacture our products efficiently due to changes in product mix or technology, or other unforeseen events.

•	Almost all of our sales depend on the disk drive industry, which is cyclical, subject to ongoing technological innovation and subject to intense price competition.

•	Demand for our suspension assemblies will decline if we are unable to qualify our products in disk drive programs.

•	We may not be able to utilize our capacity efficiently or accurately plan our capacity requirements, which may negatively affect our operating results.

•	If our customers improve their manufacturing yields, demand for our suspension assemblies may decrease.

•	Our investment in developing new process capabilities to produce suspension assemblies could result in significant increases in our operating expenses and may result in a product that is not acceptable to our customers.

•	Our operating results are subject to fluctuations.

•	We may be unable to achieve our financial and strategic goals in connection with investments in our assembly operation in Thailand.

•	We may not be able to differentiate our product features or process capabilities in the future.

•	Competing storage technology or reductions in demand for storage capacity may reduce demand for our products.

•	If the rate of data density improves at a significantly faster rate than the rate of increase in the demand for disk drive storage, demand for suspension assemblies may decrease.

•	We may have difficulty obtaining an adequate supply of raw materials that meet our strict specifications at reasonable prices.

•	Natural disasters in certain regions could adversely affect our supply chain or our customer base, which, in turn, could have a negative impact on our business, our ability to deliver or receive products and demand for our products.

•	Significant changes in the market price of our common stock could result in securities litigation claims against us.

•	Our ability to use our deferred tax assets is subject to certain annual limitations, and may be further limited by a “change of control.”

•	We may not be able to adequately protect our intellectual property.

•	Our business could be adversely impacted if we have deficiencies in our disclosure controls and procedures or internal control over financial reporting.

Additional Risk Factor Relating to Our Business

The future success of our optical image stabilization actuator remains uncertain.

We recently started manufacturing an optical image stabilization actuator for use in a smartphone for the Chinese market scheduled for release in the fall of 2014. This new product is in the early stages of low-volume production. We face significant manufacturing challenges as we ramp our first production line to volume and we may not meet the market’s product requirements, attain our manufacturing goals or achieve our cost targets. Our manufacturing process is capital intensive. We have very limited operating and marketing experience in the smartphone camera market. We do not know whether the product will generate sufficient revenue to offset expenditures related to product development and manufacturing start-up or become profitable. We do not know whether this product will be accepted by the market, the rate at which it will be accepted, if at all, or whether our product will be competitive with existing products already in the market or new technologies that may be introduced in the future. There can be no assurance that our investment in this new product line will not negatively impact our operating results and financial condition.

Risks Related to the Notes and Our Common Stock

We expect that the trading price of the Notes will be affected by the market price of our common stock, the general level of interest rates and our credit quality, each of which may be volatile.

The market price of our common stock, as well as the general level of interest rates and our credit quality, will affect the trading price of the Notes. Each may be volatile and could fluctuate in a way that adversely affects the trading price of the Notes.

The market price of our common stock fluctuates significantly and continues to be volatile. We cannot assure you that our stock price will increase, or even that it will not decline significantly. Our stock price may be adversely affected by many factors, including:

•	actual or anticipated fluctuations in our operating results;

•	general market conditions;

•	announcements regarding our products, including our OIS actuator for smartphone cameras;

•	new products or services offered by us, our suppliers or our competitors;

•	changes in estimates by securities analysts of our future financial performance;

•	our compliance with SEC and Nasdaq Stock Market (“Nasdaq”) rules and regulations;

•	future sales or other issuances of our common stock or securities convertible into our common stock, including the Private Exchange referenced herein; and

•	war and terrorism threats.

The stock markets in general also have experienced substantial volatility that often has been unrelated to the operating performance of particular companies. These broad market fluctuations also may adversely affect the market price of our common stock and the trading price of the Notes. Many of the factors listed above, which are beyond our control, may cause the market price of our common stock and the trading price of the Notes to decline, regardless of our financial condition, results of operations, business or prospects. The conversion value of the Notes will be based upon the value of the shares of our common stock. As a result, any decrease in the market price for our common stock would likely have a similar effect on the trading price of the Notes. In addition, this may result in greater volatility in the trading price of the Notes than would be expected for any non-convertible debt securities we may issue.

We also cannot predict whether interest rates will rise or fall. During the term of the Notes, interest rates will be influenced by a number of factors, most of which are beyond our control. However, if interest rates increase, the premium associated with the convertibility of the Notes will increase, but the yield of the Notes will decrease, and if interest rates decrease, the premium associated with the convertibility of the Notes will decrease, but the yield of the Notes will increase.

Furthermore, our credit quality may vary substantially during the term of the Notes and will be influenced by a number of factors, including variations in our cash flows and the amount of indebtedness we have outstanding. Any decrease in our credit quality is likely to negatively impact the trading price of the Notes.

The Private Exchange will result in further dilution and may introduce further volatility in the market for our common stock.

The Private Exchange will result in the immediate issuance of 2,500,000 shares of our common stock, and such issuance will result in immediate dilution to holders of our common stock and securities exercisable for or convertible into our common stock, including the Notes. In addition, warrants exercisable for 2,500,000 shares of our common stock will be issued as part of the Private Exchange, and such warrants include beneficial ownership limitations. In order to fully exercise the warrants, the holder will need to sell a portion of its currently owned shares of our common stock to comply with the beneficial ownership limitations. Sales by the holder may introduce additional volatility in the market price of our common stock, as well as further dilute the holders of our common stock and convertible securities, including the Notes.

The effective subordination of the Notes to our secured indebtedness, as well as the structural subordination of the Notes, may limit our ability to satisfy our obligations under the Notes.

The Notes will be our senior unsecured obligations, will rank pari passu in right of payment with all of our existing and future unsecured senior indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness. As of June 29, 2014, we had approximately $135.8 million of outstanding indebtedness for borrowed money that has the same ranking as the Notes and no outstanding subordinated indebtedness. The indenture will not prohibit us from incurring additional unsecured indebtedness.

The Notes, however, will be effectively subordinated in right of payment to all of our secured indebtedness, including any secured indebtedness we may incur in the future, to the extent of the value of the collateral securing the secured indebtedness. As of June 29, 2014, we had approximately $95.9 million of outstanding secured indebtedness, on a consolidated basis. The indenture will not prohibit us from incurring additional secured indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures the indebtedness. This collateral will not be available to satisfy any amounts owed under our unsecured indebtedness, including the Notes, until the secured indebtedness is satisfied in full.

The Notes are not guaranteed by our subsidiaries and will be effectively subordinated in right of payment to all unsecured and secured liabilities of our subsidiaries. The indenture will not prohibit our subsidiaries from incurring additional indebtedness. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any subsidiary, the assets of the subsidiary will first be used to satisfy the prior claims of the subsidiary’s creditors, including trade creditors, before any amounts become available to the holders of the Notes. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. As of June 29, 2014, the total balance sheet liabilities of our consolidated subsidiaries was approximately $175.5 million.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, pay interest on or refinance our indebtedness, including the Notes, depends on our future performance and our ability to generate cash flow from our operations, which is subject to economic, financial, competitive and other factors, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations to service our indebtedness, we may be required to pursue one or more financing alternatives, such as reducing or delaying investments or capital expenditures, selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at that time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We and our subsidiaries may incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, including secured debt. We and our subsidiaries will not be restricted under the terms of the indenture from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture but that could diminish our ability to make payments of principal or interest on the Notes.

We may not have the cash necessary to repurchase the Notes following a “fundamental change.”

Holders of Notes will have the right to require us to repurchase the Notes for cash upon the occurrence of a “fundamental change.” We may not have sufficient funds to make the required repurchase of Notes in cash at the applicable time and, in these circumstances, may not be able to arrange the necessary financing on favorable terms, if at all. In addition, our ability to make the required repurchase may be limited by the terms of other debt agreements or securities. Failure to make the required repurchase would constitute an event of default under the indenture which, in turn, could constitute an event of default under indebtedness we may incur in the future, thereby resulting in acceleration and required prepayment of this other indebtedness and further restrict our ability to repurchase the Notes.

Future sales of our common stock and/or issuances of convertible debt could lower the market price for our common stock and adversely impact the trading price of the Notes.

We may sell additional shares of our common stock and/or additional convertible debt in the future to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon the exercise of stock options and upon the conversion of the Notes and for other purposes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock and/or additional convertible debt, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

The Notes will not contain any financial or operational covenants; therefore, you will not have protection against adverse changes in our business.

The indenture will not require us to satisfy any financial or operational covenants, restrict our ability to repurchase our securities other than the Notes in accordance with their terms, pay dividends or distributions or make restricted payments or contain covenants or other provisions to afford holders protection in the event of a transaction that substantially increases the level of our indebtedness. Furthermore, the indenture will contain only limited protections for holders of the Notes in the event of a fundamental change or make-whole fundamental change (as defined in the indenture). We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the Notes and our common stock but that will not constitute either a fundamental change (permitting holders to require us to repurchase their Notes under the indenture) or a make-whole fundamental change (requiring us under certain circumstances to increase the conversion rate for certain conversions).

Holders of Notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of Notes, as such, will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of Notes will be subject to all changes affecting our common stock. Holders of Notes will be entitled to the rights afforded to our common stock only if and when our common stock is delivered to them upon a conversion of Notes.

The make-whole premium payable on Notes converted in connection with a “make-whole fundamental change” prior to the final maturity date may not adequately compensate holders for the lost option value of their Notes as a result of any such make-whole fundamental change.

If a make-whole fundamental change occurs prior to the final maturity date, under certain circumstances, we will increase the conversion rate of the Notes by a number of additional shares of our common stock. This increased conversion rate will apply only to holders who convert their Notes in connection with any such make-whole fundamental change. The number of additional shares of our common stock will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid per share of our common stock in the make-whole fundamental change, as described under “Description of the Notes—Make-Whole Premium Upon Make-Whole Fundamental Change.” While the number of additional shares of our common stock is designed to compensate holders for the lost option value of the Notes as a result of the make-whole fundamental change, the value of the additional shares is only an approximation of the lost value and may not adequately compensate holders for the loss. In addition, notwithstanding the foregoing, if the price paid per share of our common stock in the make-whole fundamental change is less than $3.00 or in excess of $12.00, the applicable conversion rate will not be increased.

In no event will the number of shares of our common stock issuable upon a conversion of Notes exceed 266.6667 per $1,000 principal amount of Notes, subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per share of our common stock in the make-whole fundamental change, unless we obtain shareholder approval of the increase in the conversion rate. We have agreed that we will not undertake a make-whole fundamental change without first obtaining shareholder approval for the increase in the conversion rate. We are not required to, and may not otherwise be able to, obtain shareholder approval for an increase in the conversion rate in connection with a make-whole fundamental change to which we are not a party or which otherwise occurs without our participation. As a result, the conversion rate may not be increased in connection with this subset of make-whole fundamental changes, although the likelihood of such a make-whole fundamental change is mitigated by the existence of our rights plan. See “Description of the Notes—Make-Whole Premium Upon Make-Whole Fundamental Change.”

The conversion rate of the Notes will not be adjusted for all dilutive events.

The applicable conversion rate of the Notes may not exceed 266.6667 shares of our common stock per $1,000 principal amount of Notes, subject to adjustment in certain cases, unless we obtain shareholder approval of the increase in the conversion rate. As a result, holders of the Notes will not realize the benefits of an increase to the conversion rate otherwise described in this prospectus supplement if the increase, together with previous increases, would result in the issuance of a number of shares of our common stock upon conversion in excess of the specified maximum amount and we have not obtained shareholder approval.

The conversion rate of the Notes will be subject to adjustment for certain events, including, but not limited to, certain cash distributions on shares of our common stock, the issuance of certain rights, options or warrants to holders of our common stock to acquire shares of our common stock or securities convertible into shares of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of shares of our common stock and certain tender or tender/exchange offers as described under “Description of the Notes—Conversion Rights—Conversion Procedures.” We have agreed that we will not undertake any of these actions without first obtaining shareholder approval to increase the conversion rate that would otherwise result from these actions. The conversion rate will not be adjusted for other events, such as an issuance of our common stock for cash, that may adversely affect the trading price of the Notes and the market price of our common stock. Events may occur that will be adverse to the interests of the holders of the Notes and the value of the Notes, even though the conversion rate will not be adjusted.

The definition of a “change of control” will be limited and therefore the price of the Notes may decline if we enter into a transaction that is not a “change of control” under the indenture governing the Notes.

The term “change of control,” as used in the indenture, will not include every event that might cause the market price of the Notes to decline. The term “change of control” will not apply if 100% of the consideration for the common stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the change of control consists of common stock or American Depositary Shares representing shares of common stock traded on the New York Stock Exchange, the NYSE MKT or the Nasdaq Global Select Market (or any of their respective successors), or which will be so traded or quoted when issued or exchanged in connection with the change of control, and as a result of such transaction or transactions the Notes become convertible solely into such common stock and cash in lieu of fractional shares; provided that, with respect to an entity organized under the laws of a jurisdiction outside the U.S., such entity has a worldwide total market capitalization of its equity securities of at least three times our market capitalization before giving effect to the consolidation or merger. As a result, our obligation to repurchase the Notes upon a fundamental change may not preserve the value of the Notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See “Description of the Notes—Repurchase at Holders’ Option Upon Fundamental Change.”

Upon conversion of the Notes, holders may receive less consideration than expected because the value of our common stock may decline over the period between the conversion date and the date on which we deliver the number of shares of common stock issuable upon conversion.

Under the indenture, we will not be required to deliver any consideration due upon the conversion of a Note until the fifth business day after the conversion date. Accordingly, if the price of our common stock decreases after the conversion right is exercised, but before the date on which we deliver the shares of our common stock due upon conversion, the conversion value will be adversely affected.

The accounting for convertible debt securities is subject to uncertainty.

The accounting for convertible debt securities is subject to frequent scrutiny by the accounting authorities and is subject to change. We cannot predict whether or when any change could be made, and any change could have an adverse effect on our reported or future financial results. These effects could adversely affect the trading prices of our common stock and the Notes.

Because we do not expect to pay dividends on our common stock, shareholders will benefit from an investment in our common stock only if it appreciates in value.

We have never paid cash dividends on our common stock. Further, our Revolving Credit and Security Agreement with PNC Bank and the indentures governing our 8.50% Secured Notes and our 10.875% Senior Secured Second Lien Notes due 2017 (the “10.875% Notes”) each limits or prohibits our ability to pay dividends. We currently intend to retain all earnings for use in our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination as to payment of dividends will depend upon our financial condition and results of operations and such other factors as are deemed relevant by our board of directors. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which shareholders have purchased their shares.

Provisions of the Notes, anti-takeover provisions in our charter documents and under Minnesota law and our share rights agreement could discourage an acquisition of us by a third party.

Certain provisions of the Notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a change in control, holders of the Notes will have the right, at their option, to require us to repurchase all of their Notes or any portion of the principal amount of such Notes in integral multiples of $1,000. We also may be required to issue additional shares upon conversion or provide for conversion into the acquirer’s capital stock in the event of a change in control which is a make-whole fundamental change. These provisions may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to the holders of the Notes.

Anti-takeover provisions of our Amended and Restated Articles of Incorporation, Restated By-Laws and Minnesota law could diminish the opportunity for shareholders to participate in acquisition proposals at a price above the then-current market price of our common stock. The provisions also may inhibit increases in the market price of our stock that could result from takeover attempts. For example, while we have no present plans to do so, our board of directors, without further shareholder approval, may issue additional shares of our common stock that could have the effect of delaying, deterring or preventing a change in control. The issuance of such stock could adversely affect the voting power of any shares of our common stock issued upon conversion of the Notes. In addition, we have a share rights agreement, commonly referred to as a poison pill, which makes it difficult for a person to acquire control of us without the consent of our board of directors.

Recent regulatory action may adversely affect the trading price and liquidity of the Notes.

We expect that many investors in, and potential purchasers of, the Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the Notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the Notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the Notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Notes. This could, in turn, adversely affect the trading price and liquidity of the Notes.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, which generally restricts short selling when the price of a “covered security” triggers a “circuit breaker” by falling 10% or more from the security’s closing price as of the end of regular trading hours on the prior day, the adoption by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the national securities exchanges of a “Limit Up-Limit Down” mechanism, which prevents trades in individual listed equity securities from occurring outside of specific price bands during regular trading hours, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Notes, to effect short sales of our common stock, borrow our common stock, or enter into swaps on our common stock could adversely affect the trading price and liquidity of the Notes.

There is currently no trading market for the Notes, and an active liquid trading market for the Notes may not develop or, if it develops, may not be maintained.

We do not intend to list the Notes on any securities exchange or include them for quotation on any automated dealer quotation system. An active public trading market may not develop for the Notes and, even if one develops, may not be maintained. If an active public trading market for the Notes does not develop or is not maintained, the market price and liquidity of the Notes is likely to be adversely affected and holders may not be able to sell their Notes at desired times and prices, if at all. If any of the Notes are traded after their purchase, they may trade at a discount from face value.

The liquidity of the trading market, if any, and future trading prices of the Notes will depend on many factors, including, among other things, the aggregate principal amount of Notes outstanding, the market price of our common stock, prevailing interest rates, our financial condition, results of operations and business, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into common stock. Historically, the market for convertible debt has been volatile. Market volatility could materially and adversely affect the trading price of the Notes. The Notes will also have a number of features that may adversely affect their value and trading prices, including the lack of financial covenants.

There can be no assurance that our common stock will continue to trade on the Nasdaq Global Select Market or another national securities exchange.

We currently are in compliance with the continued listing standards of Nasdaq. There can be no assurance, however, that we will be able to maintain compliance with such listing standards. If we are unable to do so and our common stock is no longer listed on Nasdaq or another national securities exchange, the liquidity and market price of our common stock may be adversely affected.

USE OF PROCEEDS

We estimate that the net proceeds to us from the offering will be $35,750,000 (if certain beneficial owners of the Partial Put Right do not exercise the Partial Put Right) and after deducting an aggregate of $1,000,000 in estimated offering expenses payable by us.

We intend to use the net proceeds from the issuance of the Notes in this offering and cash on hand to fund the repayment, repurchase or redemption of our Existing 8.50% Notes. Holders of the Existing 8.50% Notes may require us to repurchase all or a portion of their Existing 8.50% Notes at par on January 15, 2015 (the “January Put Right”) for cash equal to 100% of the principal amount of the Existing 8.50% Notes to be repurchased plus any accrued but unpaid interest to, but excluding, the repurchase date. Even if the holders of our Existing 8.50% Notes do not exercise the January Put Right, we intend to redeem for cash the remaining Existing 8.50% Notes at 100% of the principal amount of the Existing 8.50% Notes to be redeemed plus any accrued but unpaid interest to, but excluding, the redemption date. We may also repurchase the Existing 8.50% Notes pursuant to open market repurchases on or before January 15, 2015. We currently have outstanding $39,822,000 aggregate principal amount of the Existing 8.50% Notes. Interest at a rate of 8.50% per annum is payable on the Existing 8.50% Notes on January 15 and July 15 each year. The Existing 8.50% Notes mature on January 15, 2026. An aggregate of $35,000,000 will be placed in an escrow account and will be accessible solely for the purposes stated above.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is quoted and traded on the Nasdaq Global Select Market under the symbol “HTCH.” Set forth below, for the applicable periods indicated, are the high and low closing sale prices per share of our common stock as reported by the Nasdaq National Market.

	High	Low
Fiscal Year 2015
Quarter Ended December 28, 2014 (through October 17, 2014)	$3.68	$2.98

Fiscal Year 2014
Quarter Ended September 28, 2014	$4.70	$2.06
Quarter Ended June 29, 2014	2.94	1.99
Quarter Ended March 31, 2014	4.34	2.75
Quarter Ended December 29, 2013	4.16	2.86

Fiscal Year 2013
Quarter Ended September 29, 2013	$5.73	$3.20
Quarter Ended June 30, 2013	6.49	2.69
Quarter Ended March 31, 2013	3.08	2.00
Quarter Ended December 30, 2012	2.03	1.36

DIVIDEND POLICY

We have never paid any cash dividends on our common stock. Further, our revolving credit and security agreement with PNC Bank and the indentures governing our 8.50% Secured Notes and our 10.875% Notes each limits or prohibits our ability to pay dividends. We currently intend to retain all earnings for use in our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination as to payment of dividends will depend upon our financial condition and results of operations and such other factors as are deemed relevant by our board of directors.

SELECTED RECENT PRELIMINARY RESULTS

Below is certain selected preliminary information for the quarter ended September 28, 2014. For purposes of this section, the “fourth quarter” refers to the quarter ended September 28, 2014 and the “preceding quarter” refers to the quarter ended on June 29, 2014. We have not completed our normal review procedures for the fourth quarter. In addition, our auditors have not completed their review procedures of the fourth quarter and have not completed their audit of the year ended September 28, 2014, and as such there can be no assurance that our results for the periods discussed herein will not differ from the below results following completion of these procedures. In addition, the below results should not be viewed as a substitute for full financial statements prepared in accordance with U.S. generally accepted accounting principles or as a measure of our financial results. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full-year period. You should read the below financial results together with the consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. Historical results are not necessarily indicative of future performance.

Shipments

We shipped 117.1 million suspension assemblies in the fourth quarter, above our previously announced guidance of 110 million to 115 million suspension assemblies and up 20% from 97.5 million shipped in the preceding quarter.

Net Sales (Unaudited)

Net sales for the fourth quarter totaled approximately $70.3 million compared with $59.8 million in the preceding quarter.

Average Selling Price

Our average selling price of $0.58 was flat compared with the preceding quarter.

Gross Margin (Unaudited)

We estimate that our gross margin for the fourth quarter was 12% to 13% of net sales compared to 6% of net sales in the preceding quarter.

Assembly Production

Our Thailand operation accounted for 78% of assembly production in the fourth quarter, up from 64% in the preceding quarter.

Cash and Investments (Unaudited)

Cash and investments totaled $38.9 million at the end of the fourth quarter compared to $40.2 million at the end of the preceding quarter.

Outstanding Borrowings (Unaudited)

Outstanding borrowings on our revolving line of credit were $9.5 million at the end of the fourth quarter compared to $4.8 million at the end of the preceding quarter. The additional borrowing was driven by working capital needs, including an increase in accounts receivable due to the increase in net sales.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is our consolidated ratio of earnings to fixed charges for each of the periods presented. As of the date of this prospectus supplement, we have no authorized preferred stock and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

Fiscal Year Ended
September 27, 2009	September 26, 2010	September 25, 2011	September 30, 2012	September 29, 2013	Thirty-Nine Weeks Ended June 29, 2014
(A)	(A)	(A)	(A)	(A)	(A)

(A)	Due to losses, the ratio coverage was less than 1:1 for each period presented in the table above. We would have needed to generate additional earnings of $167,186,000 for the fiscal year ended September 27, 2009, $60,521,000 for the fiscal year ended September 26, 2010, $55,640,000 for the fiscal year ended September 25, 2011, $49,340,000 for the fiscal year ended September 30, 2012, $35,253,000 for the fiscal year ended September 29, 2013 and $35,750,000 for the thirty-nine weeks ended June 29, 2014 in order to cover the fixed charges in those periods.

The ratio of earnings to fixed charges is calculated as follows:

(earnings)
(fixed charges)

For purposes of calculating the ratio, “earnings” consist of:

•	pre-tax income from continuing operations before adjustment for non-controlling interests in income from consolidated subsidiaries or income or loss from equity investees;

•	fixed charges;

•	amortization of capitalized interest;

•	distributed income of equity investees; and

•	our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

•	minus capitalized interest;

•	minus preference security dividend requirements of consolidated subsidiaries; and

•	minus the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

For purposes of calculating the ratio, “fixed charges” consist of:

•	interest expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness;

•	an estimate of the interest portion of rental expense on operating leases; and

•	preference security dividend requirements of consolidated subsidiaries.

DESCRIPTION OF THE NOTES

We will issue the Notes under the Indenture, dated as of October 20, 2014, as supplemented by the First Supplemental Indenture, dated as of October 20, 2014, between us and U.S. Bank National Association, as trustee (as so amended and supplemented, the “Indenture”). As used in this description of the Notes, the words “our company,” “we,” “us,” “our” and “Hutchinson Technology” refer only to Hutchinson Technology Incorporated and do not include any of our current or future subsidiaries. In addition, all references to our common stock are to our common stock, par value $0.01 per share.

General

The Notes will mature on October 31, 2019. The Notes will be issued in denominations of $1,000 or in integral multiples of $1,000. The Notes will be payable at the corporate trust office of the paying agent, which is an office or agency of the trustee, or an office or agency maintained by us for such purpose.

The Notes will bear cash interest at the rate of 8.50% per year on the principal amount from the issue date, or from the most recent date to which interest has been paid or provided for. Interest will be payable semi-annually in arrears on April 30 and October 31 of each year, commencing April 30, 2015, to holders of record at the close of business on the April 15 or the October 15 immediately preceding such interest payment date. Each payment of cash interest on the Notes includes interest accrued for the period commencing on and including the immediately preceding interest payment date (or, if no interest has been paid, the issue date) through the day before the applicable interest payment date (or repurchase date). Any payment required to be made on a legal holiday will be made on the next succeeding day that is not a legal holiday with the same force and effect as if made on the interest payment date or other payment date and without any interest or other payment with respect to the delay. Interest is calculated using a 360-day year composed of twelve 30-day months. A “legal holiday” is a Saturday, Sunday or a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or obligated to close.

Interest will cease to accrue on a Note upon its maturity, conversion or repurchase by us upon a fundamental change. We may not reissue a Note that has matured or been converted, been repurchased by us at the option of a holder or otherwise cancelled, except for registration of transfer, exchange or replacement of such Note before such Note ceases to be outstanding.

Notes may be presented for conversion at the office of the conversion agent and for exchange or registration of transfer at the office of the registrar. The conversion agent and the registrar are the trustee. No service charge will be made for any registration of transfer or exchange of Notes. However, we may require the holder to pay any tax or other governmental charge payable as a result of any transfer or exchange to a person other than the holder.

The Notes:

•	will be our general unsecured obligations;

•	will be pari passu in right of payment with all of our existing and future unsecured senior indebtedness;

•	will be senior in right of payment to any of our existing and future subordinated indebtedness; and

•	will not be guaranteed by any of our subsidiaries.

The Notes will be effectively subordinated to all of our secured debt, including any secured debt we may incur in the future, to the extent of the value of the assets securing such secured debt. As of June 29, 2014, we had approximately $95.9 million of outstanding secured debt, on a consolidated basis.

Our right to receive assets of any of our subsidiaries upon its liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are ourselves recognized as a creditor of such subsidiary, in which case our claims would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us. As of June 29, 2014, the total balance sheet liabilities of our consolidated subsidiaries was approximately $175.5 million.

As of June 29, 2014, we had approximately $135.8 million of outstanding indebtedness for borrowed money that has the same ranking as the Notes and no outstanding subordinated indebtedness. The Indenture will not limit the amount of additional indebtedness that we can create, incur, assume or guarantee, nor will the Indenture limit the amount of indebtedness and other liabilities that any subsidiary can create, incur, assume or guarantee.

Conversion Rights

Subject to the satisfaction of the conditions described in this section and below under “—Conversion Procedures,” holders may convert their Notes at any time prior to the close of business on the business day immediately preceding the maturity date based on an initial conversion rate of 266.6667 shares per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $3.75 per share). The conversion rate will be subject to adjustment as described below. A Note for which a holder has delivered a fundamental change repurchase notice, as described below, requiring us to repurchase the Note may be surrendered for conversion only if such notice is withdrawn in accordance with the Indenture. A holder may convert fewer than all of such holder’s Notes so long as the Notes converted are an integral multiple of $1,000 principal amount.

Upon conversion of a Note, the holder of such Note will receive a number of shares of our common stock equal to the product of (i) the number obtained by dividing the aggregate principal amount of the Note converted by $1,000 and (ii) the conversion rate in effect on the applicable conversion date; provided, however, that in lieu of any fractional share of our common stock, we will deliver an amount of cash equal the product of (i) such fraction of a share and (ii) the closing price of our common stock on the applicable conversion date (or, if the applicable conversion date is not a trading day, the trading day immediately preceding such conversion date).

We will deliver the consideration due with respect to the conversion of any Note as soon as practicable after the applicable conversion date, but in no event later than three business days after the applicable conversion date. Each conversion will be deemed to have been effected at the close of business on the conversion date, and the person in whose name any shares of common stock deliverable upon conversion are to be issued will become the holder of record of such shares at the close of business on the conversion date. Prior to such time, a holder entitled to receive shares of our common stock upon conversion will not be entitled to any rights as a holder of our common stock including, without limitation, the rights to vote in elections of our board of directors and to receive dividends.

The “conversion date” with respect to a Note means the date on which the holder of the Note has complied with all requirements under the Indenture to convert such Note.

A “business day” is any weekday that is not a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or obligated to close.

A “trading day” is any day on which (i) trading in our common stock generally occurs on the Nasdaq Global Select Market or, if our common stock is not quoted on the Nasdaq Global Select Market, the principal other national or regional securities exchange on which our common stock is listed, or if our common stock is not then listed on a national or regional securities exchange, on the principal other market on which our common stock is then traded and (ii) a closing price for our common stock is available on such securities exchange or market; provided, however, that if our common stock is not so listed or traded, “trading day” means any business day.

The “closing price” of our common stock on any trading day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the Nasdaq Global Select Market or, if our common stock is not quoted on the Nasdaq Global Select Market, as reported by the principal other national or regional securities exchange on which our common stock is listed or as otherwise provided in the Indenture.

The “conversion price” per share of common stock as of any day will equal the result obtained by dividing $1,000 by the then applicable conversion rate, rounded to the nearest cent.

The ability to surrender Notes for conversion will expire at the close of business on the business day immediately preceding the stated maturity date.

Conversion Procedures

To convert a Note, a holder must:

•	complete and manually sign a conversion notice, a form of which is on the back of the Note, and deliver the conversion notice to the conversion agent;

•	surrender the Note to the conversion agent;

•	if required by the conversion agent or registrar, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to the interest payable on the interest payment date immediately following the conversion date.

On conversion of a Note, a holder will not receive, except as described below, any cash payment representing any accrued interest. Instead, accrued interest will be deemed paid by the shares of common stock received by the holder on conversion. Delivery to the holder of the full number of shares of common stock into which the Note is convertible, together with any cash payment of such holder’s fractional shares, will thus be deemed:

•	to satisfy our obligation to pay the principal amount of a Note; and

•	to satisfy our obligation to pay accrued and unpaid interest.

As a result, accrued interest is deemed paid in full rather than cancelled, extinguished or forfeited. Holders of Notes surrendered for conversion during the period from the close of business on any regular record date next preceding any interest payment date to the opening of business of such interest payment date will receive the semiannual interest payable on such Notes on the corresponding interest payment date notwithstanding the conversion, and such Notes upon surrender must be accompanied by funds equal to the amount of such payment, except to the extent of any overdue interest that is due at the time of conversion, unless (i) such Notes are converted after the close of business on the regular record date immediately preceding the maturity date or (ii) if we have specified a fundamental change repurchase date that is after such regular record date and on or prior to such interest payment date and the holder surrenders the Notes for conversion after the close of business on such regular record date and prior to the open of business on such fundamental change repurchase date, in which cases no such payment will be required.

The conversion rate will not be adjusted for accrued interest.

We will adjust the conversion rate for certain events, including:

(1) the issuance of our common stock as a dividend or distribution to holders of our common stock;

(2) some subdivisions and combinations of our common stock;

(3) the issuance to all holders of our common stock of some rights or warrants entitling them for a period expiring within 45 days of such issuance to subscribe for or purchase our common stock, or securities convertible into our common stock, at less than, or having a conversion price per share less than, the then current market price of our common stock;

(4) the dividend or other distribution to all holders of our common stock of shares of our capital stock, other than common stock, or evidences of our indebtedness or our assets (but excluding those rights and warrants referred to above and dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration, or pursuant to our shareholders’ rights plan or dividends or distributions paid exclusively in cash);

(5) dividends or other distributions consisting exclusively of cash to all holders of our common stock (but excluding any divided or distribution in connection with our liquidation, dissolution or winding up); and

(6) payments to holders in respect of a tender offer or exchange offer for our common stock by us or any of our subsidiaries to the extent that the cash and fair market value of any other consideration included in the payment per share exceeds the closing price of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer.

In the event that we pay a dividend or make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted, unless we make an equivalent distribution to holders of Notes, based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such dividend or distribution on the Nasdaq Global Select Market or such other U.S. national or regional securities exchange or other market on which the securities are then listed or quoted.

In addition, the Indenture will provide that upon conversion of the Notes, holders will receive the rights related to the shares of common stock delivered upon such conversion pursuant to our shareholders’ rights plan, whether or not such rights have separated from the common stock at the time of such conversion. However, there will not be any adjustment to the conversion privilege or conversion rate as a result of:

•	the issuance of such rights;

•	the distribution of separate certificates representing such rights;

•	the exercise or redemption of such rights in accordance with any rights agreement; or

•	the termination or invalidation of such rights.

Notwithstanding the foregoing, if a holder of Notes exercising its right of conversion after the distribution of rights pursuant to our rights plan in effect at the time of such conversion is not entitled to receive the rights that would otherwise be attributable (but for the date of conversion) to the shares of common stock to be received upon such conversion, if any, the conversion rate will be adjusted as though the rights were being distributed to holders of common stock on the date the rights become separable from such stock. If such an adjustment is made and such rights are later redeemed, repurchased, invalidated or terminated, then a corresponding reversing adjustment will be made to the conversion rate on an equitable basis.

In the case of the following events (each, a “business combination”):

•	any recapitalization, reclassification or change of our common stock, other than changes resulting from a subdivision or combination;

•	a consolidation, merger or combination involving us;

•	a sale, conveyance or lease to another corporation of all or substantially all of our property and assets, other than to one or more of our subsidiaries; or

•	a statutory share exchange;

in each case as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, the holders of the Notes then outstanding will be entitled thereafter to convert those Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such business combination had such Notes been converted into our common stock immediately prior to such business combination, except that such holders will not receive a make-whole premium if such holders do not convert their Notes “in connection with” the relevant fundamental change. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the holders of the Notes shall have a reasonable opportunity to determine the form of consideration into which all of the Notes, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by holders of the Notes who participate in such determination, shall be subject to any limitations to which all of the holders of our common stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such business combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by our shareholders, and (2) two trading days prior to the anticipated effective date. We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by holders of the Notes (and the weighted average of elections), by posting such notice with The Depository Trust Company (“DTC”) and providing a copy of such notice to the trustee. In the event the effective date is delayed beyond the initially anticipated effective date, holders of the Notes shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of our common stock prior to the effective date.

The Indenture will permit us to increase the conversion rate, to the extent permitted by law, for any period of at least 20 business days. In that case we will give at least 15 days’ notice of such increase. We also may make such increase in the conversion rate, in addition to those set forth above, as our board of directors determines would avoid or diminish income tax to holders of our common stock in connection with any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

We will not be required to adjust the conversion rate unless the adjustment would result in a change of at least 1% of the conversion rate. However, we will carry forward and make any adjustments that are less than 1% of the conversion rate (i) on each anniversary of the issue date of the Notes and (ii) on the conversion date for any of the Notes. We will not make any adjustments if holders of Notes are permitted to participate in the transactions described above in clauses (1) through (6) that would otherwise require adjustment of the conversion rate. Except as stated above, the conversion rate will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase our common stock or any such security.

Notwithstanding the foregoing, in no event will the conversion rate as adjusted in accordance with the foregoing exceed 266.6667 per $1,000 principal amount of Notes, other than on account of proportional adjustments to the conversion rate in the manner set forth in clauses (1) and (2) above, unless we obtain shareholder approval of the increase in the conversion rate; provided, however, that we will not undertake any action described in clause (3), (4), (5) or (6) above or the paragraph following clause (6) above without first obtaining shareholder approval for the increase in the applicable conversion rate that would otherwise be required as a result of such action.

Ownership Limitations

Notwithstanding any provisions of the Indenture to the contrary, during any period of time during which a person’s beneficial ownership (as defined below for purposes of this section) of our common stock is less than 5.00%, such person will not have the right to convert all or any portion of the Notes into shares of our common stock if, after giving effect to such conversion, the person, together with such person’s affiliated parties, would have beneficial ownership of more than 4.99% of the total number of shares of common stock issued and outstanding; provided, however, that such person may, from time to time, at its option and upon not less than 61 days’ prior notice to us, elect to increase such limitation to any other percentage up to 9.99%, with such increase not effective until 61 days after delivery of notice to us. We have agreed not to adopt any shareholder rights plan or take any other action that would have the effect of restricting or adversely affecting a person’s election to change such percentage limitation hereunder.

For purposes of this section, “beneficial ownership” means the number of shares of our common stock beneficially owned by a person and its affiliates and any other persons or entities whose beneficial ownership would be aggregated with such person’s for purposes of Section 13(d) of the Exchange Act (the “affiliated parties”) and includes the number of shares of common stock issuable upon conversion of the Notes with respect to which the determination is being made, but excludes the number of shares of common stock issuable upon (i) conversion of the remaining, unconverted portion of the Notes owned by such person or any of its affiliated parties and (ii) exercise or conversion of the unexercised or non-converted portion of any of our other securities exercisable for or convertible into our common stock beneficially owned by the person or any of its affiliated parties that are subject to a limitation on conversion or exercise analogous to the limitation described above. Beneficial ownership will be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

To the extent that the ownership limitation applies, the determination of whether the Notes owned by a person are convertible and of which portion the Notes owned by the person is convertible is in the sole discretion of the person. Submission of a conversion notice to the conversion agent will be deemed to be such person’s determination of whether the Notes are convertible and of which portion of such Notes are convertible, in each case subject to the applicable ownership limitation, and neither we nor the conversion agent will have any obligation to verify or confirm the accuracy of such determination. To ensure compliance, the person will be deemed to represent to us that the conversion notice has not violated the ownership limitation each time it delivers a conversion notice.

If a person purports to convert a Note into shares of our common stock and delivery is not made, in whole or in part, as a result of the ownership limitation, then the person’s rights under such Note will not be extinguished and the Note will be deemed to have never been converted by the person.

No Optional Redemption by Us

Under the Indenture, we have no option to redeem the Notes prior to the final maturity date. The Notes are not entitled to any sinking fund.

Repurchase at Holders’ Option Upon Fundamental Change

If a fundamental change occurs prior to the maturity date (or an event that would have been a change of control but for the existence of the change of control exception), each holder of Notes will have the right to require us to repurchase for cash all or any portion of that holder’s Notes that is equal to $1,000 or an integral multiple of $1,000, on the date fixed by us, which we refer to as the “fundamental change repurchase date,” that is not less than 30 nor more than 45 days after the date we give notice of the fundamental change, at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, together with interest accrued and unpaid to, but excluding, the fundamental change repurchase date. If such repurchase date is after a record date but on or prior to an interest payment date, the interest payable on such repurchase date will be paid to the holder of record of the Notes on the relevant record date.

Within 30 days after the occurrence of a fundamental change (or an event that would have been a change of control but for the existence of the change of control exception), we are required to give notice to all holders of Notes, as provided in the Indenture, of the occurrence of the fundamental change and of their resulting repurchase right. We must also deliver a copy of our notice to the trustee.

In order to exercise the repurchase right upon a fundamental change, a holder must deliver to us or the paying agent, prior to the close of business of the business day next preceding the fundamental change repurchase date, a fundamental change repurchase notice stating among other things:

•	if certificated Notes have been issued to the holder, the certificate numbers of the holder’s Notes to be delivered for repurchase;

•	the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple of $1,000; and

•	that the Notes are to be repurchased by us pursuant to the applicable provisions of the Notes and the Indenture.

If the Notes are not in certificated form, a holder’s fundamental change repurchase notice must comply with appropriate DTC procedures.

A holder may withdraw any fundamental change repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal must state:

•	the principal amount of the withdrawn Notes, which must be $1,000 or an integral multiple of $1,000;

•	if the Notes are in certificated form, the certificate numbers of the withdrawn Notes; and

•	the principal amount, if any, of the Notes which remains subject to the fundamental change repurchase notice, which must be $1,000 or an integral multiple of $1,000.

If the Notes are not in certificated form, a holder’s written notice of withdrawal must comply with appropriate DTC procedures.

In connection with any repurchase offer in the event of a fundamental change, we will, if required:

•	comply with the provisions of Rule 13e-4, Rule 14e-1, and any other tender offer rules under the Exchange Act which may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with such repurchase offer.

Payment of the fundamental change repurchase price for a Note for which a fundamental change repurchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the Note, together with necessary endorsements, to the paying agent at any time after delivery of such fundamental change repurchase notice. Payment of the fundamental change repurchase price for the Note will be made promptly following the later of the fundamental change repurchase date or the time of delivery of the Note.

If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the Note on the business day following the fundamental change repurchase date in accordance with the terms of the Indenture, then, immediately after the fundamental change repurchase date, the Note will cease to be outstanding and interest on such Note will cease to accrue, whether or not the Note is delivered to the paying agent. Thereafter, all other rights of the holder will terminate, other than the right to receive the fundamental change repurchase price upon delivery of the Note.

A “fundamental change” will be deemed to have occurred upon a change of control, a liquidation event or a termination of trading, each as defined below.

A “change of control” will be deemed to have occurred at such time after the original issuance of the Notes when the following has occurred:

•	the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our subsidiaries or any of our employee benefit plans; or

•	our consolidation or merger with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

•	any transaction:

•	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock, and

•	pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction by reason of such holders owning such capital stock immediately prior to such transaction; or

•	any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

•	during any consecutive two-year period, individuals who at the beginning of that two-year period constituted our board of directors, together with any new directors whose election to our board of directors, or whose nomination for election by our shareholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors then in office.

Notwithstanding the foregoing, it will not constitute a change of control if 100% of the consideration for our common stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the change of control consists of common stock or American Depositary Shares representing shares of common stock traded on the New York Stock Exchange, the NYSE MKT or the Nasdaq Global Select Market (or any of their respective successors), or which will be so traded or quoted when issued or exchanged in connection with the change of control, and as a result of such transaction or transactions the Notes become convertible solely into such common stock and cash in lieu of fractional shares as described above; provided that, with respect to an entity organized under the laws of a jurisdiction outside the United States, such entity has a worldwide total market capitalization of its equity securities of at least three times our market capitalization before giving effect to the consolidation or merger (the “change of control exception”).

A “liquidation event” will be deemed to have occurred if our company is liquidated or dissolved or our shareholders approve any plan or proposal for our liquidation or dissolution.

A “termination of trading” will be deemed to have occurred if our common stock or other common stock into which the Notes are convertible is not listed for trading on any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market or the Nasdaq Global Select Market (or their respective successors), and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

For purposes of the foregoing, beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” includes any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the Notes. We will comply with this rule to the extent applicable at that time.

We may, to the extent permitted by applicable law, at any time repurchase the Notes in the open market or by tender at any price or by private agreement. Any Note so repurchased by us will be surrendered to the trustee for cancellation. Any Notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

No Notes may be repurchased by us at the option of holders upon the occurrence of a fundamental change if there has occurred and is continuing an event of default with respect to the Notes, other than a default in the payment of the fundamental change repurchase price with respect to the Notes.

The preceding provisions would not necessarily protect holders of the Notes if highly leveraged or other transactions involving us occur that may adversely affect holders.

Our ability to repurchase Notes upon the occurrence of a fundamental change is subject to important limitations. The occurrence of a fundamental change could cause an event of default under, or be prohibited or limited by, the terms of our other indebtedness. Further, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the Notes that might be delivered by holders of Notes seeking to exercise the repurchase right. Any failure by us to repurchase the Notes when required following a fundamental change would result in an event of default under the Indenture. Any such default may, in turn, cause a default under other indebtedness.

Make-Whole Premium Upon Make-Whole Fundamental Change

If a fundamental change, as defined above under “—Repurchase at Holders’ Option Upon Fundamental Change” (a “make-whole fundamental change”), occurs prior to the final maturity date, we will pay, to the extent described below, a make-whole premium to the holders of Notes that convert their Notes in connection with any such transaction by increasing the conversion rate applicable to such Notes if and as required below. A conversion of the Notes by a holder will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the conversion notice is received by the conversion agent on or subsequent to the effective date of the make-whole fundamental change but before the close of business on the business day immediately preceding the related fundamental change repurchase date. Any make-whole premium will have the effect of increasing the amount of any cash, securities or other property or assets otherwise due to holders of Notes upon conversion. Any increase in the applicable conversion rate will be determined by reference to the table below and is based on the date on which the make-whole fundamental change becomes effective, which we refer to as the “effective date,” and the price, which we refer to as the “stock price,” paid, or deemed to be paid, per share of our common stock in the transaction constituting the make-whole fundamental change, subject to adjustment as described below. If holders of our common stock receive only cash in the make-whole fundamental change, the stock price shall be the cash amount paid per share of our common stock. In all other cases, the stock price shall be the average of the closing prices of our common stock for each of the 10 trading days immediately prior to but not including the effective date. Promptly upon the occurrence of any make-whole fundamental change, we will deliver notice to each holder of the Notes and the trustee, which notice will state that a make-whole fundamental change has occurred and include the make-whole premium, if any. Simultaneously with delivering such notice, we will publish the information contained in such notice on our website.

The following table shows the amount, if any, by which the applicable conversion rate will increase for each hypothetical stock price and effective date set forth below.

Make-Whole Premium Upon Make-Whole Fundamental Change (Increase in Applicable Conversion Rate)

Stock Price on Effective Date	On or Prior to October 31, 2016	October 31, 2017	October 31, 2018	October 31, 2019
$3.00	85.0000	56.6667	28.3333	0.0000
$3.25	78.4615	52.3077	26.1538	0.0000
$3.57	71.4286	47.6190	23.8095	0.0000
$3.75	68.0000	45.3333	22.6667	0.0000
$4.00	63.7500	42.5000	21.2500	0.0000
$5.00	51.0000	34.0000	17.0000	0.0000
$6.00	42.5000	28.3333	14.1667	0.0000
$7.00	36.4286	24.2857	12.1429	0.0000
$8.00	31.8750	21.2500	10.6250	0.0000
$9.00	28.3333	18.8889	9.4444	0.0000
$10.00	25.5000	17.0000	8.5000	0.0000
$11.00	23.1818	15.4545	7.7273	0.0000
$12.00	21.2500	14.1667	7.0833	0.0000

The actual stock price and effective date may not be set forth on the table, in which case:

•	if the actual stock price on the effective date is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of the conversion rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for the two stock prices and the two effective dates on the table based on a 365-day year, as applicable;

•	if the stock price on the effective date exceeds $12.00 per share, subject to adjustment as described below, no adjustment to the applicable conversion rate will be made; and

•	if the stock price on the effective date is less than $3.00 per share, subject to adjustment as described below, no adjustment to the applicable conversion rate will be made.

The stock prices set forth in the first column of the table above will be adjusted as of any date on which the conversion rate of the Notes is adjusted as set forth under “—Conversion Rights—Conversion Procedures” above. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion rate adjustment amounts set forth in the table above will be adjusted in the same manner as the conversion rate as set forth above under “—Conversion Rights—Conversion Procedures,” other than by operation of an adjustment to the conversion rate by virtue of the make-whole premium as described above.

Notwithstanding the foregoing, in no event will the conversion rate exceed 266.6667 per $1,000 principal amount of Notes, other than on account of proportional adjustments to the conversion rate in the manner set forth in clauses (1) and (2) under “—Conversion Rights—Conversion Procedures” above, unless we obtain shareholder approval of the increase in the conversion rate; provided, however, that we will not undertake a make-whole fundamental change without first obtaining shareholder approval for the increase in the applicable conversion rate provided for in the table above. We are not required to, and may not otherwise be able to, obtain shareholder approval for an increase in the conversion rate in connection with a make-whole fundamental change to which we are not a party or which otherwise occurs without our participation. As a result, the conversion rate may not be increased in connection with this subset of make-whole fundamental changes, although the likelihood of such make-whole fundamental changes is mitigated by the existence of our rights plan.

The additional shares, if any, or any cash delivered to satisfy our obligations to holders that convert their Notes in connection with a make-whole fundamental change will be delivered upon the later of the settlement date for the conversion and promptly following the effective date of the make-whole fundamental change transaction.

Our obligation to deliver the additional shares, or cash, to satisfy our obligations to holders that convert their Notes in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Events of Default and Acceleration

The following are events of default under the Indenture:

•	default in the payment of any principal amount or any fundamental change repurchase price due with respect to the Notes, when the same becomes due and payable;

•	default in payment of any interest under the Notes, which default continues for 30 days;

•	default in (a) the delivery when due of any consideration payable upon conversion with respect to the Notes, which default continues for five days, (b) the delivery of a notice of redemption to each record holder of our Existing 8.50% Notes on or before December 16, 2014, providing for the redemption of all of our outstanding Existing 8.50% Notes on January 15, 2015 or (c) the redemption or other repurchase of all of our outstanding Existing 8.50% Notes on or before January 15, 2015, which default continues for five days;

•	our failure to comply with any of our other agreements in the Notes or the Indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

•	default in the payment of principal by the end of any applicable grace period or resulting in acceleration of other of our indebtedness for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred;

•	upon exercise of the Partial Put Right described under “Partial Put Right” in this prospectus supplement, default in the repurchase all or any portion of the Notes so put, or payment of the interest accrued and payable in connection therewith, in accordance with the terms of the Purchase Agreement (as defined below);

•	certain events of bankruptcy, insolvency or reorganization affecting us; and

•	default in the timely delivery of a fundamental change company notice in accordance with the terms of the Indenture.

If an event of default shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency with respect to us, the principal amount of the Notes together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable.

The Indenture requires us to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officers, whether or not we are in compliance with all conditions and covenants contained in the Indenture and whether any defaults or events of default exist under the terms of the Indenture.

The holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law or the Indenture, that the trustee determines may be unduly prejudicial to the rights of another holder or the trustee, or that may involve the trustee in personal liability unless the trustee is offered security or indemnity satisfactory to it; provided, however, that the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

A holder may not pursue any remedy with respect to the Indenture or the Notes (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Notes) unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the trustee to pursue the remedy;

•	such holder or holders offer to the trustee security or indemnity satisfactory to it against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after the receipt of the request and offer of security or indemnity; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the Notes then outstanding.

Consolidation, Mergers or Sales of Assets

The Indenture will provide that we may not consolidate with or merge into any person or convey, transfer or lease our properties and assets substantially as an entirety to another person unless:

•	the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, and such corporation (if other than us) expressly assumes all our obligations under the Notes and the Indenture;

•	after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and

•	other conditions described in the Indenture are met.

Upon the assumption of our obligations by such corporation in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the Notes and the Indenture. Although such transactions are permitted under the Indenture, certain of the foregoing transactions occurring could constitute a fundamental change of our company, permitting each holder to require us to repurchase the Notes of such holder as described above.

Modification

The trustee and we may amend the Indenture or the Notes with the written consent of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding. However, the written consent of the holder of each outstanding Note affected is required:

•	to alter the manner of calculation or rate of accrual of interest on the Note or change the time of payment;

•	to make the Note payable in money or securities other than that stated in the Note;

•	to change the stated maturity of the Note;

•	to reduce the principal amount, fundamental change repurchase price or any make-whole premium payable with respect to the Note;

•	to make any change that adversely affects the conversion rights of a holder;

•	to make any change that adversely affects the right of a holder to require us to repurchase the Notes at the option of the holders;

•	to impair the right to institute suit for the enforcement of any payment with respect to the Note or with respect to conversion of the Note;

•	to change the currency of payment of principal of, or interest on, the Note; or

•	to reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend the Indenture or to waive any past default or event of default.

Without the consent of any holder of Notes, the trustee and we may amend the Indenture:

•	to evidence a successor to us and the assumption by that successor of our obligations under the Indenture and the Notes;

•	to add to our covenants for the benefit of the holders of the Notes or to surrender any right or power conferred upon us;

•	to secure our obligations in respect of the Notes;

•	to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture;

•	to comply with the requirements of the SEC in order to effect or maintain qualification of the Indenture under the Trust Indenture Act of 1939, as amended, as contemplated by the Indenture or otherwise;

•	to comply with the provisions of any securities depositary, clearing agency, clearing corporation or clearing system, or the requirements of the trustee or registrar, relating to transfers and exchanges of the Notes pursuant to the Indenture;

•	to make provision with respect to adjustments to the conversion rate as required by the Indenture or to increase the conversion rate in accordance with the Indenture;

•	to cure any ambiguity, omission, defect or inconsistency or correct or supplement any defective provision contained in the Indenture; or

•	to make any change (other than a change affecting the rights of a holder to convert any of the Notes) that does not adversely affect the interests of the holders of the Notes in any material respect.

The holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of all the holders of all Notes:

•	waive compliance by us with restrictive provisions of the Indenture, as detailed in the Indenture; or

•	waive any past default under the Indenture and its consequences, except a default in the payment of any amount due, or in the obligation to deliver any consideration due upon the conversion of any Note or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected.

Discharge of the Indenture

We may satisfy and discharge our obligations under the Indenture by delivering to the trustee for cancellation all outstanding Notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the Notes have become due and payable, whether at stated maturity or any fundamental change repurchase date, or upon conversion or otherwise, or will become due and payable within one year at stated maturity, cash and/or shares of common stock (as applicable under the terms of the Indenture, and, in the case of shares of common stock, solely to settle conversions) sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture.

Calculations in Respect of Notes

We are responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determination of the closing price of our common stock. We make all these calculations in good faith and, absent manifest error, our calculations are final and binding on holders of Notes. We will provide schedules of our calculations to the trustee, and the trustee is entitled to rely conclusively upon the accuracy of our calculations without independent verification.

Governing Law

The Indenture and the Notes are governed by, and construed in accordance with, the law of the State of New York.

Information Concerning the Trustee

U.S. Bank National Association is the trustee, registrar, paying agent and conversion agent under the Indenture for the Notes.

Global Notes; Book Entry; Form

The Notes will be issued in the form of one or more global securities. The global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You will hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called “certificated securities”) will be issued only in certain limited circumstances described below.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Once the global security is deposited with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of Notes represented by such global security to the accounts of participants. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion. So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the global security for all purposes under the Indenture and the Notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC.

Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the Notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any Notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, and interest on the Notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any Note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency (and in either such case we fail to appoint a successor depositary) or there is an event of default under the Notes, DTC will exchange the global security for certificated securities which it will distribute to its participants. Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee have or will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

PARTIAL PUT RIGHT

In connection with this offering, we have entered into a Securities Purchase Agreement, dated as of October 20, 2014 (the “Purchase Agreement”), with Cantor Fitzgerald & Co., a New York general partnership (the “Initial Purchaser”). Certain beneficial owners of the Notes offered pursuant to this prospectus supplement and the accompanying prospectus may exercise the Partial Put Right during the Partial Put Period. Pursuant to the Purchase Agreement, $7,500,000 will be placed in an escrow account for the benefit of certain beneficial holders. If the Partial Put Right is exercised in full during the Partial Put Period, $7,500,000 will be released from escrow and will fund the repurchase of such Notes. If the Partial Put Right is not exercised or is exercised only in part during the Partial Put Period, $7,500,000 or such lesser amount will be released from escrow to us. Upon exercise of the Partial Put Right, in whole or in part, we will pay accrued and unpaid interest, if any, to and including the applicable payment date.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a description of the tax effects of an investment in the Notes and our common stock, see “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus. Capitalized terms not defined herein are defined in the accompanying prospectus.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES IN THEIR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

Payments of Interest

Stated interest payments on the Notes generally will be taxable as ordinary income at the time the interest accrues or is received, in accordance with a U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

In general, if the excess of the “stated redemption price at maturity” of a Note over its “issue price” (each as defined in the accompanying prospectus) equals or exceeds a de minimis amount (i.e.,  1⁄4 of 1% of the Note’s stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date), then the Notes will be treated as being issued with “original issue discount,” and a U.S. Holder generally will be required to include such discount in gross income, as it accrues, in accordance with a constant yield method based on a compounding of interest, in advance of the receipt of cash attributable to that income. We expect, and the remainder of this discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes.

Taxation of Sale or Disposition of Notes

See “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders” in the accompanying prospectus.

Conversion into Common Stock

A U.S. Holder’s conversion of a Note solely into common stock will not be a taxable event, except that (1) the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss and (2) the fair market value of any common stock received with respect to accrued and unpaid interest on the Notes will be taxed as a payment of interest (as described above).

A U.S. Holder’s aggregate tax basis in common stock received (other than any common stock received with respect to accrued interest, the tax basis of which will equal the fair market value of the stock received) will be the same as the U.S. Holder’s basis in the Note at the time of conversion, reduced by any basis allocated to a fractional share.

The U.S. Holder’s holding period for the common stock received will include the U.S. Holder’s holding period for the Note converted, except that the holding period for any common stock received with respect to accrued interest will commence on the day after the date of receipt.

The receipt of cash in lieu of a fractional share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the U.S. Holder’s tax basis in the fractional share). A U.S. Holder’s tax basis in a fractional share will be determined by allocating the U.S. Holder’s tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

Constructive Distributions

The conversion rate of the Notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes, however, will generally not be considered to result in a deemed distribution to a U.S. Holder. Certain of the possible conversion rate adjustments provided in the Notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and the adjustments discussed in “Description of the Notes—Make-Whole Premium Upon Make-Whole Fundamental Change”) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. Holders of Notes will be deemed to have received a distribution even though they may have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid to a U.S. Holder would be eligible for the preferential rates of U.S. federal income tax. It is also unclear whether corporate U.S. Holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends.

Taxation of Distributions Paid on Common Stock and Sale or Other Disposition of Common Stock

See “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders” in the accompanying prospectus.

Non-U.S. Holders

The following is a summary of the U.S. federal tax consequences that will apply to a Non-U.S. Holder of Notes.

Payments of Interest

See “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of Non-U.S. Holders” in the accompanying prospectus.

Conversion into Common Stock

A Non-U.S. Holder’s conversion of a Note into common stock will not be a taxable event, except that (1) the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the holder’s tax basis in the fractional share) that will be treated as a disposition in accordance with the rules described below under “—Taxation of Distributions Paid on Common Stock and Sale or Other Disposition of Notes and Common Stock;” and (2) the fair market value of any common stock received with respect to accrued and unpaid interest will be taxable as a payment of interest in accordance with the rules for taxation of interest referred to above under “—Payments of Interest.”

Constructive Distributions

Any deemed dividends to Non-U.S. Holders resulting from certain adjustments, or failure to make adjustments, to the conversion rate including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and the adjustments discussed in “Description of the Notes—Make-Whole Premium Upon Make-Whole Fundamental Change” (see “—U.S. Holders—Constructive Distributions” above) will be subject to withholding tax at a 30% rate (or lower applicable income tax treaty rate). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder, including, but not limited to, interest payments, shares of common stock or sales proceeds subsequently paid or credited to such holder. However, dividends that are effectively connected with the conduct of a trade or business within the U.S. and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

Taxation of Distributions Paid on Common Stock and Sale or Other Disposition of Notes and Common Stock

See “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of Non-U.S. Holders” in the accompanying prospectus.

Legislation Affecting Taxation of Common Stock Held by or Through Foreign Entities

Provisions commonly referred to as “FATCA” impose a 30% withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the Treasury to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners. The legislation also generally imposes a 30% withholding tax on withholdable payments to a non-financial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity. “Withholdable payments” include payments of interest (including OID) with respect to debt securities and distributions in respect of common stock from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or distributions from sources within the United States, unless the payments of interest, distributions or gross proceeds are effectively connected with the conduct of a United States trade or business and taxed as such. Under final Treasury regulations, this withholding applies to payments of interest and dividends made after June 30, 2014 and to payments of gross proceeds made after December 31, 2016. If the country in which a payee is resident has entered into an intergovernmental agreement with the United States regarding FATCA, that agreement may modify these requirements, including by permitting the payee to report to that country rather than to the U.S. Treasury. Non-U.S. Holders should consult their own tax advisors regarding the implications of this legislation on their investment in the Notes and our common stock.

PLAN OF DISTRIBUTION

We are offering to certain investors $37,500,000 aggregate principal amount of our 8.50% convertible senior notes due 2019. Subject to the terms and conditions contained in the Placement Agent Agreement, dated October 20, 2014 (the “Placement Agent Agreement”), Houlihan Lokey Capital, Inc. agreed to act as the placement agent for this offering.

The placement agent is not purchasing or selling any Notes offered hereby and it has agreed to use its reasonable efforts to arrange for the sale of the Notes. We will enter into the Purchase Agreement directly with the purchasers in this offering.

We have agreed to indemnify the placement agent against certain liabilities, including for breaches of the Placement Agent Agreement and civil liabilities under the Securities Act, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

We have agreed to pay the placement agent fees totaling 2.00% of the aggregate gross proceeds from the sale of the Notes.

	Per Note	Total
Placement agent’s fees	$20	$750,000

We have also agreed to reimburse the placement agent for reasonable out-of-pocket expenses incurred by them in connection with this offering, up to a maximum of $250,000, as well as reimburse the fees and disbursements of its counsel. In addition, for the engagement and services provided by the placement agent to date, the placement agent received an initial $50,000 retainer fee, which will be credited against the placement agent fees set forth above. In compliance with FINRA guidelines, the aggregate maximum fees or other items of value to be paid to the placement agent and other securities brokers and dealers upon completion of this offering will not exceed 8.00% of the gross proceeds of this offering. The estimated offering expenses payable by us, other than the placement agent’s fees, are approximately $1,000,000, which includes the placement agent’s reimbursable expenses, legal, accounting and printing costs, listing fees, and various other expenses associated with issuing the shares. After deducting the payments to the placement agent described above and our other estimated offering expenses, we expect the net proceeds from this offering will be approximately $28,250,000, assuming the full exercise by certain beneficial owners of the Partial Put Right.

The placement agent and its affiliates have been engaged from time to time, and may in the future be engaged, to perform financial advisory and other investment banking services for us, for which they have, and will, receive customary compensation, including reimbursement of expenses. Upon consummation of the Private Exchange, we will pay Houlihan Lokey a fee of $750,000.

The Notes to be issued have been duly authorized for issuance and sale and, when issued and delivered against payment of the consideration set forth in the Purchase Agreement, the Notes shall be validly issued, fully paid and nonassessable. We will deliver the Notes in book-entry form only through the facilities of DTC.

Closing

We expect that delivery of the Notes offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about October 23, 2014.

Lock-up Agreements

Our directors and executive officers have agreed to certain restrictions on their ability to sell additional shares of our common stock for a period of 90 days after the date of this prospectus supplement. They have agreed not to, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of, or otherwise announce the intention to dispose of, any shares of common stock, any securities convertible into or exercisable or exchangeable for common stock, or any derivative transaction that transfers the economic risk of ownership of common stock, without the prior written consent of Houlihan Lokey. These “lock-up” agreements are subject to limited exceptions, including (a) exceptions for transactions pursuant to existing arrangements that satisfy 10b5-1 under the Exchange Act and (b) various customary exceptions.

We have agreed to certain restrictions on our ability to issue and sell additional shares of our common stock for a period of 90 days after the date of this prospectus supplement. We have agreed not to, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, other than (a) the issuance of Notes described herein and the issuance of shares of common stock pursuant to the conversion of the Notes and (b) the issuance of common stock pursuant to the Private Exchange described herein, (ii) file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, except for a registration statement on Form S-8, or (iii) publicly announce an intention to effect any of the foregoing transactions, in each case without the prior written consent of Houlihan Lokey. Notwithstanding the foregoing, we may issue (a) equity awards pursuant to our existing equity incentive plans or other director or employee compensation plans under the terms of such plans in effect on the date hereof, provided any such awards are granted at fair market value and in amounts and with exercise terms consistent with the company’s past practice, (b) shares of common stock upon the valid vesting, settlement or exercise of certain outstanding securities or (c) securities as required pursuant to certain existing agreements providing for anti-dilution or other stock purchase or share issuance rights. In addition, for a period of 90 days after the date of this prospectus supplement, we have agreed not to, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any debt securities issued or guaranteed by us and having a tenor of more than one year, including the Notes. For avoidance of doubt, nothing contained herein will restrict our ability to consummate the Private Exchange.

If (i) during the last 17 days of the 90-day period specified above, we release earnings results or material news or a material event relating to us occurs or (ii) prior to the expiration of such 90-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of such 90-day period, then in each case such 90-day period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Houlihan Lokey waives, in writing, such extension. The foregoing extension will not apply if (i) our shares of common stock are “actively-traded securities” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act, (ii) we meet the applicable requirements of Rule 139(a)(1) under the Securities Act and (iii) the provisions of FINRA’s NASD Conduct Rule 2711(f)(4) do not restrict the publishing or distribution of any research reports relating to our company during the 15 days before or after the last day of the lock-up period (before giving effect to such extension).

LEGAL MATTERS

The validity of the securities offered will be passed on for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota. The placement agent is represented in connection with this offering by Dorsey & Whitney LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 29, 2013, and the effectiveness of Hutchinson Technology Incorporated and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that we are offering under this prospectus supplement. It is important for you to read and consider all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 for further information on the operation of the Public Reference Room.

We “incorporate by reference” into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Some information contained in this prospectus supplement updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus supplement as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement prior to the time that we sell all the securities offered by this prospectus supplement (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended September 29, 2013, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2014 Annual Meeting of Shareholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended December 29, 2013, March 30, 2014 and June 29, 2014;

•	Current Reports on Form 8-K filed October 15, 2013, October 31, 2013, December 18, 2013, February 3, 2014, February 20, 2014, April 8, 2014, May 20, 2014, September 25, 2014, October 14, 2014 and October 20, 2014;

•	the description of our common stock contained in our Registration Statement on Form 8-A dated June 9, 1986, as amended by Amendment No. 1 on Form 8-A/A dated January 22, 1999, and any amendment or report filed for the purpose of updating that description; and.

•	the description of our common share purchase rights contained in our Registration Statement on Form 8-A filed on July 30, 2010, as amended by Amendment No. 1 on Form 8-A/A filed on May 6, 2011, as amended by Amendment No. 2 on Form 8-A/A filed on February 24, 2012, as amended by Amendment No. 3 on Form 8-A/A filed on March 27, 2012, as amended by Amendment No. 4 on Form 8-A/A filed on October 20, 2014, and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Hutchinson Technology Incorporated

Attention: Investor Relations

40 West Highland Park Drive NE

Hutchinson, Minnesota 55350

Phone: 800-689-0755

You should rely only on the information incorporated by reference or presented in this prospectus supplement or the accompanying prospectus. Neither we, nor the placement agent, have authorized anyone else to provide you with different information. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date hereof.

PROSPECTUS

HUTCHINSON TECHNOLOGY INCORPORATED

$150,000,000

40 West Highland Park Drive NE

Hutchinson, Minnesota 55350

320-587-3797

Debt Securities

Common Stock

Securities Warrants

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. Shares of our common stock, par value $.01 per share, are traded on the NASDAQ Global Select Market under the symbol “HTCH.”

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 21, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell, either separately or together, debt securities, common stock and securities warrants in one or more offerings up to an aggregate initial offering price of $150,000,000.

This prospectus provides you with a general description of the debt securities, common stock and securities warrants that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

When we refer to “HTI,” “our company,” “we,” “our” and “us” in this prospectus under the headings “The Company” and “Ratio of Earnings to Fixed Charges,” we mean Hutchinson Technology Incorporated and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Hutchinson Technology Incorporated unless the context indicates otherwise.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described or incorporated by reference in any prospectus supplement we may authorize. Our business, financial condition or results of operations could be materially and adversely affected by any of those risks. In such case, the trading price of our securities could decline and investors could lose all or part of their investment. See the section entitled “Where You Can Find More Information” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2012, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2013 Annual Meeting of Shareholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended December 30, 2012 and March 31, 2013;

•	Current Reports on Form 8-K filed on October 18, 2012, January 3, 2013, January 23, 2013, January 28, 2013, February 4, 2013 and June 12, 2013;

•	the description of our common stock contained in our Registration Statement on Form 8-A dated June 9, 1986, as amended by Amendment No. 1 on Form 8-A/A dated January 22, 1999, and any amendment or report filed for the purpose of updating that description; and

•	the description of our common share purchase rights contained in our Registration Statement on Form 8-A filed on July 30, 2010, as amended by Amendment No. 1 on Form 8-A/A filed on May 6, 2011, as amended by Amendment No. 2 on Form 8-A/A filed on February 24, 2012, as amended by Amendment No. 3 on Form 8-A/A filed on March 27, 2012, and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Hutchinson Technology Incorporated

Attention: Investor Relations

40 West Highland Park Drive NE

Hutchinson, Minnesota 55350

Phone: 800-689-0755

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

We are a global technology manufacturer committed to creating value by developing solutions to critical customer problems. Our culture of quality, continuous improvement, superior innovation and a relentless focus on the fundamentals enables us to compete in the markets we serve.

The majority of our revenue is derived from the sale of suspension assemblies to a small number of manufacturers. Suspension assemblies are precise electro-mechanical components that hold a disk drive’s read/write head at microscopic distances above the drive’s disks. Our innovative product solutions help customers improve yields, increase reliability and enhance disk drive performance, thereby increasing the value they derive from our products.

We maintain an Internet web site at www.htch.com. No information contained on our web site is incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and may be used to:

•	meet our working capital requirements;

•	fund capital expenditures; and/or

•	refinance debt.

Until the net proceeds from the sale of the offered securities have been used, we may invest them temporarily in interest-bearing obligations.

RATIO OF EARNINGS TO FIXED CHARGES

Fiscal Year Ended					Twenty-Six Weeks Ended March 31, 2013
September 28, 2008	September 27, 2009	September 26, 2010	September 25, 2011	September 30, 2012
(A)	(A)	(A)	(A)	(A)	(A)

(A)	Due to insufficient earnings or losses, the ratio coverage was less than 1:1 for each period presented in the table above. We would have needed to generate additional earnings of $45.1 million for the fiscal year ended September 28, 2008, $167.2 million for the fiscal year ended September 27, 2009, $60.5 million for the fiscal year ended September 26, 2010, $55.6 million for the fiscal year ended September 25, 2011, $49.3 million for the fiscal year ended September 30, 2012 and $4.8 million for the 26 weeks ended March 31, 2013 in order to cover the fixed charges in those periods.

The ratio of earnings to fixed charges is calculated as follows:

(earnings)

(fixed charges)

For purposes of calculating the ratios, earnings (loss) consist of:

•	pre-tax income (loss) from continuing operations;

•	amortization of capitalized interest; and

•	fixed charges,

and exclude capitalized interest.

For purposes of calculating the ratios, fixed charges consist of:

•	interest on debt, both expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness; and

•	the estimated interest included in rental expense.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The senior debt securities will be issued under an indenture, referred to herein as the “senior indenture,” between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement.

We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the form of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.

General

The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “—Subordination” below.

The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities depends in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities; and

•	the first interest payment date;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the applicable indenture;

•	any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock and, if so, the terms and conditions of any such conversion;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance” will not apply to the debt securities;

•	any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

•	any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “—Book-Entry, Delivery and Form” will not apply to such global securities—a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

•	whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the trustee, security registrar and paying agent for the debt securities;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Exchange and Transfer

Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “—Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

We will not be required to:

•	register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments

Payments. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the “paying agent.”

Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

Recipients of Payments. The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The “depositary” means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:

•	by check mailed to the address of the person entitled to payment as shown on the security register; or

•	by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

Payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.

Redemption and Repayment of Debt Securities

Optional Redemption by Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities will not be subject to any sinking fund.

A partial redemption of the debt securities may be effected by such method as the applicable trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Repayment at Option of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.

For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:

•	the debt security with the form entitled “Option to Elect Repayment” on the reverse of the debt security duly completed; or

•	a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each and integral multiples of $1,000 in excess thereof.

Consolidation, Merger or Sale

Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the applicable indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Section 802)

Modification and Waiver

Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in payments due on the debt securities;

•	a change in the place of payment or currency in which any payment on the debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	a reduction in the requirements contained in the applicable indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option; and

•	a modification of any of the foregoing requirements contained in the applicable indenture. (Section 902)

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513)

Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. (Section 1005) The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series. (Section 602)

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment.

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:

•

we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

•	we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

•	the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge,” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect. (Section 1501)

If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)

Subordination

The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:

•	any liability for federal, state, local or other taxes owed or owing by us;

•	our indebtedness to any of our subsidiaries;

•	our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and

•	any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the subordinated debt securities. (Section 1601 of the subordinated indenture)

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

•	the holders of subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities. (Section 1601 of the subordinated indenture)

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

We may modify or amend the subordinated indenture as provided under “—Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902 of the subordinated indenture)

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

•	an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Conversion and Exchange

If any offered debt securities are convertible into our common stock at the option of the holders or exchangeable for our common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Notices

Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our common stock. Our common stock may be offered directly or in connection with the conversion, exchange or exercise of debt securities or securities warrants. We have filed our amended and restated articles of incorporation, our restated bylaws and our rights agreement as exhibits to the registration statement of which this prospectus is a part. You should read our amended and restated articles of incorporation, our restated bylaws and our rights agreement for additional information before you buy any common stock or any securities which may be exercised or exchangeable for or converted into common stock.

General

Shares Outstanding. Our authorized common stock is 100,000,000 shares, of which 27,502,376 shares were issued and outstanding as of May 28, 2013.

Dividends. Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. However, we presently intend to retain any earnings for use in our business and do not anticipate paying cash dividends in the foreseeable future. Our credit agreement with PNC Bank and the indentures governing certain series of our outstanding debt securities contain covenants that limit our ability to pay dividends on or make distributions in respect of capital stock.

Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our shareholders. Each holder of common stock is entitled to one vote per share. Holders of common stock may not cumulate their votes when voting for directors, which means that a holder cannot cast more than one vote per share for each director.

Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any remaining assets able to be distributed to our shareholders. Holders of common stock have no preemptive rights. This means that the holders of common stock have no right to buy any portion of securities we may issue in the future. Each share of common stock includes a right to purchase additional shares of common stock if the conditions discussed below under the heading “— Rights Agreement” occur.

Listing. Our outstanding shares of common stock are traded on the NASDAQ Global Select Market under the symbol “HTCH.” Wells Fargo Bank, N.A. serves as the transfer agent and registrar for our common stock.

Fully Paid. Our outstanding shares of common stock are fully paid and nonassessable. This means that the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future pursuant to an offering under this prospectus or upon the conversion, exchange or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Anti-Takeover Provisions Contained in Our Articles of Incorporation and Bylaws

Certain provisions of our amended and restated articles of incorporation may make it less likely that someone would acquire voting control of our company without the consent of our board of directors. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

Fair Price Provision. Our amended and restated articles of incorporation prohibit certain transactions between our company and direct and indirect owners of 20% or more of our voting stock, which we will refer to as “interested shareholders,” unless those transactions are approved by holders of at least two-thirds of the voting power of our outstanding voting stock. This two-thirds approval is in addition to any approval required by law. Transactions requiring the two-thirds approval include:

•	consolidations, mergers or sales or dispositions of all or substantially all of our assets involving an interested shareholder;

•	liquidations or dissolutions of our company at the time we have an interested shareholder; and

•	certain other specified transactions involving such interested shareholder.

However, the two-thirds approval is not required under our amended and restated articles of incorporation if such transaction or action is first approved by the greater of:

•	two-thirds of our directors (other than such interested shareholder or related parties) who were members of our board of directors on May 15, 1983, or immediately prior to the time such shareholder became the beneficial owner of 20% or more of our common stock; or

•	two such directors.

Holders of at least two-thirds of our outstanding voting stock must approve a proposal to amend these provisions of our amended and restated articles of incorporation.

Nomination Procedures. Shareholders who wish to recommend individuals for consideration by our governance and nominating committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our governance and nominating committee. Submissions must include a written recommendation and the reason for the recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual’s past five years of employment history and any past and current board memberships. The submission must also include certain information regarding the shareholder making the submission, including a description of all securities or contracts with a value derived in whole or in part from the value of any shares of our company’s common stock held by the shareholder or to which the shareholder is a party and a description of any material relationships between the shareholder and the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by our governance and nominating committee and to serve if elected by our board of directors or our shareholders, as applicable. Alternatively, shareholders may directly nominate a person for election to our board of directors by complying with the procedures set forth in our restated bylaws, any applicable rules and regulations of the SEC and any applicable laws.

Shareholder-Proposal Procedures. Shareholders can propose that business other than nominations to our board of directors be considered at an annual meeting of shareholders only if a shareholder follows the advance-notice procedures described in our restated bylaws.

Anti-Takeover Provisions of the Minnesota Business Corporation Act

Section 302A.671 of the Minnesota Business Corporation Act applies, with certain exceptions, to any acquisitions of our voting stock from a person other than us, and other than in connection with certain mergers and exchanges to which we are a party and certain tender offers or exchange offers approved in advance by a disinterested board committee, resulting in the beneficial ownership of 20% or more of the voting power of our then outstanding stock. Section 302A.671 requires approval of the granting of voting rights for the shares received pursuant to any such acquisitions by a vote of our shareholders holding a majority of the voting power of our outstanding shares and a majority of the voting power of our outstanding shares that are not held by the acquiring person, our officers or those non-officer employees, if any, who are also our directors. Similar voting requirements are imposed for acquisitions resulting in beneficial ownership of 33 1/3% or more or a majority of the voting power of our then outstanding stock. In general, shares acquired without this approval are denied voting rights in excess of the 20%, 33 1/3% or 50% thresholds and, to that extent, can be called for redemption at their then fair market value by us within 30 days after the acquiring person has failed to deliver a timely information statement to us or the date our shareholders voted not to grant voting rights to the acquiring person’s shares.

Section 302A.673 of the Minnesota Business Corporation Act generally prohibits any business combination by us, or any subsidiary of ours, with any shareholder that beneficially owns 10% or more of the voting power of our outstanding shares (an “interested shareholder”) within four years following the time the interested shareholder crosses the 10% stock ownership threshold, unless the business combination is approved by a committee of disinterested members of our board of directors before the time the interested shareholder crosses the 10% stock ownership threshold.

Section 302A.675 of the Minnesota Business Corporation Act generally prohibits an offeror from acquiring our shares within two years following the offeror’s last purchase of our shares pursuant to a takeover offer with respect to that class, unless our shareholders are able to sell their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer. This statute will not apply if the acquisition of shares is approved by a committee of disinterested members of our board of directors before the purchase of any shares by the offeror pursuant to the earlier takeover offer.

Rights Agreement

Each share of our common stock currently outstanding or to be issued in the future, including those that may be issued in an offering under this prospectus or upon the conversion, exchange or exercise of other securities offered under this prospectus, carries with it one common share purchase right. Each right entitles the registered holder to purchase from us one-tenth of a share of common stock at a purchase price of $3.00 per one-tenth share of common stock, subject to adjustment.

Until the distribution date for the rights, they will be evidenced by certificates representing shares of common stock and will be transferred only with the shares of common stock. The rights will separate from the shares of common stock and a distribution date for the rights will occur upon the close of business on the 15th day following a public announcement that a person or group of affiliated or associated persons has acquired, subject to certain exceptions, beneficial ownership of 15% or more of the outstanding shares of our common stock (making the person or group at issue an “acquiring person”):

The rights are not exercisable until the distribution date. They will expire on August 10, 2020, unless extended, redeemed or exchanged in accordance with the rights agreement. Until a right is exercised, the holder of the right, as such, will have no rights as a shareholder including, without limitation, the right to vote or to receive dividends.

Upon the occurrence of any of the foregoing events, each holder of a right (other than rights beneficially owned by an acquiring person, which will thereafter be void) will have the right to receive upon exercise of the right, at an exercise price equal to ten times the purchase price multiplied by the number of one-tenths of a share of common stock subject to the right immediately before the person or group became an acquiring person (the “adjusted exercise price”), a number of shares of our common stock having a market value of two times the adjusted exercise price of the right, subject to certain possible adjustments.

If, on or after the distribution date or within 15 days prior thereto:

•	we are acquired in a merger or other business-combination transaction; or

•	50% or more of the assets or earning power of our company and our subsidiaries (taken as a whole) are sold in one or a series of related transactions,

then each holder of a right (other than rights that have become void) will have the right to receive, upon exercise of the right at its adjusted exercise price, a number of common shares of the acquiring person (or in certain cases, one of its affiliates) having a market value of two times the adjusted exercise price of the right.

At any time after a person or group becomes an acquiring person and before the acquisition of 50% or more of the outstanding shares of our common stock, our board of directors may exchange the rights (other than rights that have become void), in whole or in part, for shares of our common stock or equivalent securities at an exchange ratio per right equal to the adjusted exercise price of a right immediately after the person or group becomes an acquiring person divided by the current per share market price of a share of our common stock, subject to adjustment.

The rights are redeemable at a price of $0.001 per right, subject to adjustment, at any time before a person has become an acquiring person. In certain events specified in the rights agreement, we are permitted temporarily to suspend the exercisability of the rights. Our board of directors may amend the terms of the rights, subject to certain limitations after the distribution date, without the consent of the holders of the rights.

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants. A prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

We may issue warrants for the purchase of debt securities or common stock. Securities warrants may be issued alone or together with debt securities or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate securities warrant agreement between us and a bank or trust company, as securities warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We will file the form of warrant agreement for debt securities, including the form of warrant, and the form of warrant agreement for common stock, including the form of warrant, with the SEC either as an exhibit to an amendment to the registration statement of which this prospectus is a part, or as an exhibit to a current report on Form 8-K. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

•	the designation and terms of any series of debt securities with which the securities warrants are being offered and the number of securities warrants offered with each debt security;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	whether the securities warrants will be in registered or bearer form;

•	United States federal income tax consequences; and

•	any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

If securities warrants for the purchase of common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

•	the offering price;

•	the total number of shares that can be purchased if a holder of the securities warrants exercises them;

•	the designation and terms of the series of debt securities with which the securities warrants are being offered and the number of securities warrants being offered with each debt security;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities;

•	the number of shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the common stock may be purchased upon each exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	any special United States federal income tax consequences; and

•	any other terms of the securities warrants.

Securities warrants for the purchase of common stock will be in registered form only.

A holder of securities warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of such securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any securities warrants to purchase common stock are exercised, holders of such securities warrants will not have any rights of holders of the underlying common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised securities warrants will become void.

A holder of securities warrants may exercise them by following the general procedure outlined below:

•	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

•	delivering the securities warrant certificate representing the securities warrants to the securities warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the securities warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them, for a period expiring 45 days after the date fixed for determining the shareholders entitled to receive such rights or warrants, to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants; or

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation or merger involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the debt securities and common stock offered by this prospectus. The material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of securities warrants offered by this prospectus will be provided in the applicable prospectus supplement. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the debt securities and common stock. This summary addresses only debt securities purchased at initial issuance and shares of common stock held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	retirement plans;

•	persons holding our debt securities or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

In addition, with respect to a particular offering of debt securities or shares of common stock, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When we use the term “holder” in this section, we are referring to a beneficial holder of the debt securities or common stock.

As used herein, a “U.S. Holder” is a beneficial owner of debt securities or shares of common stock, as the case may be, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S.

persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

A “Non-U.S. Holder” is any beneficial owner of a debt security or shares of common stock, as the case may be, that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities or shares of common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities or shares of common stock, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities or shares of common stock by the partnership.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES AND COMMON STOCK IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES OR COMMON STOCK BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Taxation of U.S. Holders

Debt Securities

Payments of Interest. Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. Special tax accounting rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis (less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income on a constant yield basis, in advance of the receipt of some or all of the cash attributable to such OID.

The “issue price” of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments. A “qualified stated interest” payment is stated interest that is unconditionally payable at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments).

For OID debt securities having a term of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.

The amount of OID allocable to any accrual period is generally equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.

The adjusted issue price of OID debt securities at the start of any accrual period is equal to the issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments. The following rules apply to determine the amount of OID allocable to an accrual period:

•	if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the first day of the accrual period but is not payable until the end of the interval;

•	if the accrual period is the final accrual period, the amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the debt security at the beginning of the final accrual period; and

•	if all accrual periods are of equal length, except for an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method.

Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.

Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.

We are required to report to the IRS the amount of OID accrued in respect of OID debt securities held by persons other than corporations and other exempt holders.

Variable Rate Debt Securities. Treasury regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt securities”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date or (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate,” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A “current value” of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum stated interest rate (i.e., a cap), a minimum stated interest rate (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a significant effect on the yield of the variable rate debt securities.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The Treasury regulations also provide that if debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.

For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.

Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.

Sale, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis of the debt securities. In general, the U.S. Holder’s adjusted tax basis of the debt securities will equal the U.S. Holder’s cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law, certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Common Stock

Distributions. A distribution paid by us in respect of common stock will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of common stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such common stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the common stock, such distributions generally will be taxable as capital gain realized in respect of the common stock.

Under current U.S. federal income tax law, dividends paid to certain non-corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of common stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common stock to qualify as dividends for U.S. federal income tax purposes.

U.S. Holders should be aware that dividends exceeding certain thresholds in relation to such U.S. Holders’ tax basis in the common stock could be characterized as “extraordinary dividends” (as defined in Section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the common stock by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the common stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the common stock as long-term capital losses to the extent that the dividends received by them qualified for the reduced tax rate on qualified dividend income, as described above. Prospective investors in common stock should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in the common stock.

Sale or Other Taxable Dispositions of Common Stock. In general, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the common stock at the time of the disposition. Any such capital gain will be long-term capital gain if the common stock has been held by the U.S. Holder for more than one year. Under current U.S. federal income tax law, certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long-term capital gains. The ability to utilize capital losses is subject to limitations under the Code.

Redemptions of Common Stock. A redemption of shares of common stock generally will be treated under Section 302 of the Code as a distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the common stock that is redeemed. If a redemption of shares of common stock is treated as a sale or exchange, the redemption will be taxable as described under “—Sale or Other Taxable Dispositions of Common Stock” above, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under “—Distributions.”

A redemption will be treated as a sale or exchange if it (i) results in a complete termination of a U.S. Holder’s interest in us, (ii) is “substantially disproportionate” with respect to a U.S. Holder, or (iii) is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of common stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder, must be taken into account. A redemption of shares of common stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our common stock following the redemption, or if the U.S. Holder owns (actually or constructively) only an insubstantial percentage of our common stock, the redemption has the effect of decreasing such ownership percentage and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.

If a redemption of shares of common stock is treated as a distribution, the entire amount received will be taxable as described under the caption “—Distributions” above. In such case, a U.S. Holder’s adjusted tax basis in the redeemed shares of common stock generally will be transferred to any remaining shares of common stock held by such U.S. Holder immediately after the redemption. If a U.S. Holder does not own any of other shares of common stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of common stock held by a person related to such U.S. Holder, or the tax basis may be entirely lost.

Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from redemption of shares of common stock in their particular circumstances.

Medicare Tax

A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes interest and dividends, and net gains from the disposition of debt securities and common stock, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our debt securities and our common stock.

U.S. Federal Income Taxation of Non-U.S. Holders

Debt Securities

Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

(a) payments of principal, interest (including OID, if any) and premium on the debt securities by us or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; and

•	the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below; and

(b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS

Form W-8BEN or other successor form with the paying agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of it trade or business, such financial institution files with the paying agent a statement that it has received the IRS Form W-8EBN or other successor form from the beneficial owner and furnishes the paying agent with a copy. With respect to debt securities held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding additional reporting possible requirements.

If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and if premium (if any) or interest (including OID) on the debt securities, or gain realized on its sale, retirement or other taxable disposition of the debt securities is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as U.S. Holder. See “—U.S. Federal Income Taxation of U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the paying agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Common Stock

Distributions. Except as described below, dividends paid to a Non-U.S. Holder in respect of common stock generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification (for example, IRS Form W-8BEN or other applicable form) and other requirements prior to the distribution date. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends paid to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the 30% U.S. federal withholding tax. Instead, any such dividends generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. Non-U.S. Holders will be required to comply with certification (for example, IRS Form W-8ECI or applicable successor form) and other requirements in order for effectively connected income to be exempt from the 30% U.S. federal withholding tax. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected dividends, subject to certain adjustments.

Sale or Other Taxable Disposition of Common Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of common stock unless (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or (iii) we are or have been a United States real property holding corporation for U.S. federal income tax purposes at any time during the five-year period (or shorter period in some situations) ending on the date of the disposition. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Gain from the disposition of shares by a Non-U.S. Holder that is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected gain from the disposition of shares, subject to certain adjustments. As discussed above under “—U.S. Federal Income Taxation of U.S. Holders—Common Stock—Redemptions of Common Stock,” the proceeds received from a redemption of shares of common stock may be treated as a distribution in certain circumstances, in which case, the discussion above under “—Distributions” would be applicable.

Backup Withholding and Information Reporting

U.S. Holders. In general, a U.S. Holder (other than exempt holders) will be subject to information reporting requirements with respect to (i) payments of principal, premium, and interest (including OID) paid in respect of, and the proceeds from a sale, redemption or other disposition before maturity of the debt securities, and (ii) dividends and other taxable distributions paid in respect of, and the proceeds from a sale, redemption or other disposition of, the common stock. In addition, such a U.S. Holder may be subject to backup withholding on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders. In general, we or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest (including OID) on the debt securities, and dividends on the common stock, paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest and dividend payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities or shares of common stock provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and we or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities or shares of common stock, as the case may be, that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

Legislation Affecting the Taxation of Debt Securities and Common Stock Held by or through Foreign Entities

Legislation was enacted in 2010, contained in Sections 1471 through 1474 of the Code, that will impose a 30% withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the Treasury to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners. The legislation also generally imposes a 30% withholding tax on withholdable payments to a non-financial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity. “Withholdable payments” include payments of interest (including OID) with respect to debt securities and distributions in respect of common stock from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or distributions from sources within the United States, unless the payments of interest, distributions or gross proceeds are effectively connected with the conduct of a United States trade or business and taxed as such. Under final Treasury regulations, these withholding and reporting requirements with respect to interest and distributions will be delayed until January 1, 2014, and withholding on gross proceeds will be delayed until January 1, 2017. Further, withholding will not apply to debt securities outstanding on January 1, 2013, unless such debt securities undergo a significant modification after that date. Investors are urged to consult their own tax advisors regarding the application of the legislation and regulations to our common stock and debt securities.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. As set forth in the applicable prospectus supplement, we may offer debt securities or common stock alone or with warrants (which may or may not be detachable from the debt securities or common stock), and we may offer the warrants alone. If we issue any warrants, debt securities or common stock will be issuable upon exercise of the warrants.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended, or the “Securities Act,” and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

LEGAL OPINIONS

Faegre Baker Daniels LLP, Minneapolis, Minnesota, will issue an opinion about the legality of the securities offered by this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2012, and the effectiveness of Hutchinson Technology Incorporated and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.